UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________

SCHEDULE 14A

____________________________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HERBALIFE LTD.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Herbalife Ltd. 2025 Proxy Statement

Annual General Meeting of Shareholders

Our 2025 Annual General Meeting of Shareholders
will be held on Wednesday, April 23, 2025, at 8:30 a.m., Pacific Daylight Time, at

800 W. Olympic Blvd., Suite 406

Los Angeles, CA 90015

Admission requirements

See Part 1 – “Information concerning solicitation and voting” for details on admission requirements to attend the Annual General Meeting.

Proxy voting options

Your vote is important!

All shareholders are cordially invited to attend the Annual General Meeting. However, in order to assure your representation at the Annual General Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form.

Proxies submitted by mail, the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 22, 2025.

Vote by internet

www.envisionreports.com/HLF

24 hours a day / 7 days a week

Instructions:

1. Go to: www.envisionreports.com/HLF.

2. Follow the steps outlined on the secure website.

Vote by telephone

1.800.652.VOTE (8683) via touch tone phone

toll-free within the USA, US territories & Canada 24 hours a day / 7 days a week

Outside the USA, US territories & Canada, call 1.781.575.2300 via a touch tone phone. Standard rates will apply.

Instructions:

1. Call toll-free 1.800.652.VOTE (8683) within the USA, US territories & Canada. Outside the USA, US territories & Canada, call 1.781.575.2300.

2. Follow the instructions provided by the recorded message.

Herbalife Ltd.

Notice of Annual General Meeting of Shareholders
Date:	Wednesday, April 23, 2025
Time:	8:30 a.m., Pacific Daylight Time
Place:	800 W. Olympic Blvd., Suite 406 Los Angeles, CA 90015
Record date:	February 25, 2025
Proxy voting:

All shareholders are cordially invited to attend the Annual General Meeting. See Part 1 — “Information concerning solicitation and voting” for details on admission requirements to attend the Annual General Meeting. Each shareholder may appoint only one proxy holder or representative, who need not be a shareholder of the Company, to attend the meeting and vote on his or her behalf.

However, to assure your representation at the Annual General Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form provided to you.

Items of business:

1. Elect each of the 11 director nominees named in the Proxy Statement to the Board of Directors to serve until the 2026 annual general meeting of shareholders of the Company or until their successors are duly elected and qualified;

2. Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

3. Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025.

Shareholders will also transact such other business as may properly come before the Annual General Meeting and at any adjournments or postponements of the Annual General Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 25, 2025 are entitled to notice of, and to vote at, the Annual General Meeting and any subsequent adjournment(s) or postponement(s) thereof.

Availability of materials:

On or about March 11, 2025, we began mailing a Notice of Internet Availability of Proxy Materials to our shareholders. The Proxy Statement and Annual Report to Shareholders are available at http://www.edocumentview.com/HLF.

NOTICE IS HEREBY GIVEN that the 2025 Annual General Meeting of Shareholders of Herbalife Ltd., a Cayman Islands exempted company incorporated with limited liability, will be held on Wednesday, April 23, 2025 at 8:30 a.m., Pacific Daylight Time, at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015.

Sincerely,

HENRY C. WANG

Chief Legal Officer and Corporate Secretary

Los Angeles, California

March 11, 2025

Proxy summary

The following is a summary of certain key disclosures in our Proxy Statement. This is only a summary, and it does not contain all the information that is important to you. For more complete information, please review the Proxy Statement as well as our 2024 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. References to “Herbalife,” “the Company,” “we,” “us” or “our” refer to Herbalife Ltd.

Proposals to be Voted on and Board Voting Recommendations
	Proposals	More Information	Board’s Voting Recommendation
Proposal 1	Election of Directors	Page 17	FOR EACH NOMINEE

Proposal 2	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	Page 26	FOR

Proposal 3	Ratification, on an advisory basis, of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2025	Page 27	FOR

2025 Director Nominees

Name	Independent	Committees
		Audit	Compensation	Nominating and Corporate Governance	ESG
Michael O. Johnson (Chairman and CEO)
Richard H. Carmona				Chair
Lynda Cloud
Celine Del Genes			●
Sophie L’Hélias		●			Chair
Michael J. Levitt
Rodica Macadrai
Perkins Miller			●
Juan Miguel Mendoza					●
Don Mulligan		Chair	●
Maria Otero			Chair	●	●
Proxy summary

Corporate Governance Highlights

  All director seats stand for election annually

  Independent lead director with clearly defined duties and responsibilities

  One vote per share

  Majority voting standard for uncontested director elections

  Environmental, Social & Governance Committee provides direct board oversight of environmental and social sustainability

  Robust share ownership guidelines for directors and named executive officers

  Annual board and committee assessments

Executive Compensation Highlights

  Incentive design links pay outcomes to Company share price performance and against preset goals

  Balanced mix between fixed and variable compensation and short- and long-term incentives

  Annual say-on-pay advisory vote

  Compensation risk assessment

  Robust share ownership guidelines for named executive officers

  “Double trigger” change in control

  Clawback policy applicable to Section 16 officers applicable to cash and equity incentives

  Anti-hedging and anti-pledging policies applicable to all employees

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results or outcomes could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2024 Annual Report on Form 10-K. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Proxy summary

Proxy Statement table of contents

Part 1. Our annual general meeting of shareholders
Information concerning solicitation and voting	1
Part 2. Corporate governance
Director independence	5
Board meetings and attendance	6
Board leadership	6
Annual Board and committee assessment process	7
The Board’s role in risk oversight	7
Compensation risk assessment	7
Sustainability highlights	8
Compensation to directors	10
2024 Director Compensation Table	11
Share ownership guidelines	12
Shareholder outreach	13
Communications with the Board	13
Director orientation and continuing education	13
Committees of the Board	14
Compensation committee interlocks and insider participation	16
Part 3. Proposals to be voted on at the meeting
Proposal 1: The election of directors	17
Proposal 2: Approve, on an advisory basis, the compensation of the Company’s named executive officers	26
Proposal 3: Ratification, on an advisory basis, of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	27
Part 4. Executive compensation
Compensation discussion and analysis	29
Management Transitions	29
Business Highlights	29
Executive summary	30
Our Executive Compensation Structure	30
Aligning pay with performance: our executive compensation philosophy	31
i

Pay ratio disclosure	55
Pay v. Performance	56
Part 5. Security ownership of certain beneficial owners and management
Beneficial ownership	62
Part 6. Certain relationships and related transactions
Ongoing related party transactions	64
Other transactions	65
Part 7. Additional information
“Householding” of proxy materials	66
Shareholder nominations	66
Shareholder proposals for the 2026 annual general meeting	67
Codes of conduct and principles of corporate governance	67
Annual report, financial and additional information	67
Other matters	68
ii	Table of Contents

Part 1	Our annual general meeting of shareholders
Information concerning solicitation and voting

Place, time and date of meeting.    This Proxy Statement is being furnished to the Company’s shareholders in connection with the solicitation of proxies on behalf of our Board of Directors, or the Board, for use at the 2025 Annual General Meeting of Shareholders, or the Meeting, to be held on Wednesday, April 23, 2025 at 8:30 a.m., Pacific Daylight Time, and at any subsequent adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015. Our telephone number is (213) 745-0500. On or about March 11, 2025, we began mailing a Notice of Internet Availability of Proxy Materials to our shareholders. The Proxy Statement and Annual Report to Shareholders are available at http://www.edocumentview.com/HLF.

Record date and voting securities.    Only shareholders of record at the close of business on February 25, 2025, or the Record Date, or duly authorized proxy holders of such shareholders of record, are entitled to notice of, and to vote at, the Meeting. The Company has one series of common shares, or Common Shares, outstanding. Each owner of record on the Record Date is entitled to one vote for each Common Share held by such shareholder. On February 25, 2025, there were 101,341,321 Common Shares issued and outstanding.

Voting.    Each shareholder is entitled to one vote for each Common Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Common Shares that reflect abstentions are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum, but will have no effect determining the outcome of any proposal.

If you are a beneficial owner of Common Shares held in street name and do not provide the bank, broker or other nominee that holds your shares with specific voting instructions, the nominee may generally vote in its discretion on “routine” matters. However, if the nominee that holds your Common Shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, it will be unable to vote your shares on that matter, and in some cases may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the nominee elects to vote your shares on some but not all matters, it is generally referred to as a “broker non-vote” for the matters on which the nominee does not vote. Common Shares that reflect “broker non-votes” are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the nominee has indicated on the proxy that it does not have discretionary authority to vote, those Common Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Common Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

See “Meaning of shareholder of record” below for additional information regarding the different ways you may hold your Common Shares.

Votes required for proposals and Board recommendations.    The following table details information regarding the proposals to be voted on at the Meeting, the Board’s recommendation on how to vote on each proposal, the votes required to approve each proposal and the effect of abstentions and broker non-votes.

Our annual general meeting of shareholders	1

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

Item 1: Elect each of the 11 director nominees named in the Proxy Statement to the Board of Directors to serve until the 2026 annual general meeting of shareholders of the Company or until their successors are duly elected and qualified

	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast with respect to each nominee	No effect	No effect
Item 2: Approve, on an advisory basis, the compensation of the Company’s named executive officers	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy and entitled to vote and which do vote	No effect	No effect
Item 3: Ratify, on an advisory basis, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2025	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy and entitled to vote and which do vote	No effect	To the extent there are any, no effect

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please take the time to vote. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form.

Revocability of proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either: (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date; (b) granting a subsequent proxy through the Internet or telephone; or (c) attending the Meeting and voting in person. However, please note that if you would like to vote at the Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your bank, broker or other nominee.

Proxy solicitation.    The Company bears the expense of printing and mailing proxy materials. Proxies may be solicited by certain of our directors, officers and employees, without additional compensation, in person, by telephone, facsimile or electronic mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

2	Our annual general meeting of shareholders

Meeting attendance.    Only shareholders of record and beneficial owners as of the Record Date, their authorized proxy holders, and invited guests of the Board of Directors may attend the Meeting. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

If you are a shareholder of record, in order to be admitted to the Meeting, you will need to produce a valid government issued picture identification (such as a valid driver’s license or passport) and either a copy of a form of proxy card or a Notice of Internet Availability of Proxy Materials showing your name and address. If you are a beneficial owner and you wish to vote in person at the Meeting, you will need to obtain a proxy from the shareholder of record. Additionally, if you are a beneficial owner or other authorized proxy holder, in order to attend the Meeting, you will need both an admission ticket and a valid government issued picture identification (such as a valid driver’s license or passport). To obtain an admission ticket to the Meeting, please send your written request to our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015 or electronically by emailing corpsec@herbalife.com.

Your request for an admission ticket must be received on or before April 13, 2025 and include a copy of a proxy card or voting instruction form confirming your appointment as a proxy holder of a shareholder of record. In your request, please include the address where your admission ticket should be mailed to, and any special assistance needs. The Board requests that persons attending the Meeting observe a professional business dress code. The Company also does not permit the use of cameras or other recording devices at the Meeting.

In continued support for the health and safety of all, and to continue to enhance shareholder accessibility, the Company will again hold a live listen-only audio webcast of the Meeting. Shareholders may listen to the Meeting via live audio webcast by logging on to www.meetnow.global/MDAKZUL using your control number. Please see below:

•   Shareholders of record:    For shareholders of record, the control number can be found on your proxy card or Notice, or the email you receive from Computershare, the Company’s transfer agent.

• Beneficial owners:    If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to access the live audio webcast. To register, you must submit proof of your proxy power (legal proxy) reflecting your Herbalife holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time on April 20, 2025. You will receive a confirmation email of your registration from Computershare. Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for the Meeting. Requests for registration should be directed to us at the following:

By email:    Forward the email from your bank, broker or other nominee, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:    Computershare, Herbalife Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Pursuant to the Company’s Amended and Restated Memorandum of Articles of Association, or the Articles, please be advised that shareholders will not be deemed to be “present” for quorum purposes and will not be able to vote their shares, or revoke or change a previously submitted vote, by logging onto the listen-only audio webcast of the Meeting. As a result, the Company strongly urges shareholders to submit their proxies or votes in advance of the Meeting.

In the event it is not possible or advisable to hold our Meeting in person as currently planned, we will announce the decision to do so via a press release and posting details on our website that will also be filed with the Securities and Exchange Commission, or the SEC, as proxy material. If you are planning to attend our Meeting, please check our Investor Relations website the week of the Meeting. As always, we encourage you to vote your shares prior to the Meeting.

Meaning of shareholder of record.    You are a shareholder of record only if your name is recorded on the Company’s register of members. If your name is not recorded on the Company’s register of members, any shares you hold in the Company are held beneficially. In this case you may still be entitled to direct the holder of your shares as to who should be appointed as proxy in respect of those shares and/or how to vote those shares on your behalf.

Shareholders who have purchased their shares on an exchange may hold those shares through a depository, in which case they are beneficial shareholders and not shareholders of record. If you hold your shares in “street name,” you are not a shareholder of record.

If you wish to inquire as to whether or not you are a shareholder of record, please contact our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015 or electronically by emailing corpsec@herbalife.com.

Our annual general meeting of shareholders	3

Additional information.    This Proxy Statement contains summaries of certain documents, but you are urged to read the documents yourself for complete information. The summaries are qualified in their entirety by reference to the complete text of the document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon written request to the Company by following the procedures described under Part 7 — “Annual report, financial and additional information.”

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on April 23, 2025. The Proxy Statement and Annual Report to Shareholders are available at
http://www.edocumentview.com/HLF.

4	Our annual general meeting of shareholders

Part 2	Corporate governance
Director independence

Under the listing standards of the New York Stock Exchange, or the NYSE, a majority of the members of the Board must satisfy the NYSE criteria for “independence.” No director qualifies as independent under the NYSE listing standards unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

The Board evaluates the independence of our directors annually and will review independence of individual directors on an interim basis as needed to consider changes in employment, relationships and other factors. Our Board has affirmatively determined that all of the directors and Mr. Kevin Jones, who served as a director until March 2024, other than Ms. Macadrai and Messrs. Johnson and Mendoza, are or were independent in accordance with Section 303A.02 of the NYSE listing standards, or the NYSE Independence Standards. Under the NYSE Independence Standards, in addition to requiring that a director have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), a director will not be considered independent in the following circumstances:

•   the director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

•   the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

• (i) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•   the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; and

•   the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Under the Company’s Principles of Corporate Governance, an independent director must, in addition to satisfying the NYSE Independence Standards, be free of any existing or potential professional or personal interest, business, or relationship which could, or could reasonably be perceived to, materially interfere with the director’s ability to act in the best interests of the Company and all its shareholders.

Mr. Johnson was not determined independent because of his role as the Company’s Chief Executive Officer. Ms. Macadrai and Mr. Mendoza are not independent because each receives income for serving as top distributors of Herbalife products while serving as a director, thereby precluding them from being determined independent. Ms. Macadrai and Mr. Mendoza are not employees of the Company. For additional details regarding Ms. Macadrai’s and Mr. Mendoza’s compensation as Herbalife Members, which they receive irrespective of any service on the Board, please see “Compensation to directors.”

Corporate governance	5

Board meetings and attendance

The Board of Directors held seven meetings during fiscal year 2024. The independent directors generally meet in executive session at each regularly scheduled meeting, without the presence of management and non-independent directors, to discuss various matters relating to the Board’s function and Company oversight, including the Company’s management. The independent lead director, or the Lead Director, presides over such executive sessions.

Each director is expected to dedicate sufficient time, energy and attention to allow for the diligent performance of his or her duties, including attending the Company’s annual general meeting of the shareholders and meetings of the Board of Directors and committees of which he or she is a member. All directors attended at least 75% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a director. All members of the Board then-serving attended the Company’s 2024 annual general meeting of shareholders.

Board leadership

The Company’s governance framework provides the Board with the flexibility to select the appropriate leadership structure for the Company. The current leadership structure is comprised of a combined Chair of the Board and Chief Executive Officer, an independent Lead Director, Board committees entirely comprised of or, in the case of the ESG Committee, led by, independent directors and active engagement by all directors. The Board believes this structure best serves the interests of the Company and its shareholders. The combined Chair and CEO role supports the Board’s effective oversight of the Company’s business and strategy, with the CEO serving as a key link between the Board and management, providing a deep understanding of the Company’s business and operations, bringing key business considerations to the Board’s attention and leading implementation of the Company’s strategic plans as reviewed and approved by the Board. The Lead Director in turn allows for strong, independent Board leadership, with authority to set the meeting agendas and to lead sessions outside the Chair’s presence. We believe this to be a critical aspect of effective corporate governance.

The Lead Director is an independent director elected for a two-year term by the independent directors. The appointment is evaluated biannually. The Lead Director chairs the Board meetings during executive sessions and when the Chair is unable to participate in Board meetings. The Lead Director also serves as a contact point for major shareholders and third parties who wish to contact the Board independent of the Chair and CEO. The responsibilities of the Lead Director include:

• setting the agenda for and leading the regularly-held independent director sessions, and briefing the Chair on any issues arising from those sessions;

• coordinating the activities of the independent directors;

•   presiding at meetings of the Board at which the Chair is not present, including executive sessions of the non-management and independent directors;

•   acting as the principal liaison to the Chair for the views, and any concerns and issues of, the independent directors;

•   advising on the flow of information sent to the Board, and reviewing the agendas, materials and schedules for Board meetings;

•   being available for consultation and communication with major shareholders, as appropriate;

•   maintaining close contact with the chair of each committee; and

•   performing other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Mr. LeFevre was elected to serve as Lead Director by the independent directors effective April 27, 2023, to serve until the Company’s 2025 Annual General Meeting of Shareholders. The Board periodically reviews the structure of the Board and Company leadership as part of the succession planning process.

6	Corporate governance

Annual Board and committee assessment process

The Board and each committee annually conduct self-evaluations, a process that is overseen by the Nominating and Corporate Governance Committee. Additionally, as part of our annual evaluation process, each director evaluates the Board and the committees on which he or she serves. The assessments provide directors and applicable committee members the opportunity to provide feedback on a number of issues, including:

 Board and committee structure, composition, roles and leadership;

 Board and committee function and effectiveness, including quality of materials, meetings and flow of information; and

 Access to management, advisors and internal and external resources.

The Board’s role in risk oversight

The Board of Directors oversees the Company’s enterprise-wide approach to risk management. As part of executing its risk oversight responsibility, the Board delegates specific enterprise risk oversight duties to each Board committee, as set forth below, while maintaining direct oversight over other enterprise risks.

Audit Committee

•   Integrity of the financial statements

•   Accounting and financial reporting matters and controls, including independent and internal auditors

•   Enterprise risk management program

•   Legal and regulatory risks and matters that may have a material impact on the Company’s financial statements or operations

•   Major risks relating to cybersecurity, privacy and product safety matters, and steps management has taken to assess, monitor and control any such exposures

•   Quarterly updates from management on Company’s ethics and compliance and internal audit programs

Compensation Committee

• Material risks arising from the Company’s compensation policies and practices, and evaluating such practices and policies to confirm that they do not encourage excessive risk-taking

• Together with the ESG Committee, risks and opportunities related to human capital management

Nominating and Corporate Governance Committee

•   Corporate governance practices, Board composition, leadership and structure, and Board evaluations

ESG Committee

•   Risks related to environmental and social sustainability topics in connection with the Company’s activities

•   Together with the Compensation Committee, risks and opportunities related to human capital management

The Board also provides oversight of management regarding key enterprise risks as well as the Company’s risk management policies and procedures so they are designed and implemented in a way that reflects the Board’s and management’s consensus as to appropriate levels of risk for specific aspects of the Company’s business. The Company’s Management Risk Committee is comprised of members of senior management who meet on a regular basis to serve as a forum for risk information sharing, and risk management coordination, decisioning and response. We believe the enterprise risk management program promotes timely, informed and data-driven decisions and integrated processes to identify, monitor and mitigate key enterprise risks.

Compensation risk assessment

The Compensation Committee, with the assistance of Meridian Compensation Partners, LLC, its compensation advisor, regularly conducts a review of the Company’s material compensation policies and practices applicable to its employees, including its executive officers. Based on this review, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Key features of the executive compensation program that support this conclusion include: the balanced mix between fixed and variable compensation and short-and long-term incentives; the use of multiple performance measures within incentive plans; strong internal controls, including a code of conduct; Compensation Committee discretion over all final annual incentive awards and active involvement in setting performance targets; the use of share ownership guidelines; and the existence of an anti-hedging policy, as well as a clawback policy.

Corporate governance	7

Sustainability highlights

Sustainability Approach

At Herbalife, we believe in the natural alignment between our purpose to help people and communities live their best lives and evolve our business to be more sustainable. We believe sustainability begins and ends with integrity, transparency, and humility. Our roadmap to sustainability is simple:

•   We start with global ESG compliance

•   We learn from our disclosures

•   We focus on the most impactful topics

•   We reestablish and reassess plans to meet our commitments

•   We strive to provide value for our stakeholders

•   We work to drive incremental, lasting change

In executing our roadmap to sustainability, we aim to stay in step with or ahead of global ESG regulations by focusing efforts to mitigate environmental and social impact and risks, while looking to create value for our brand and stakeholders. Our ESG objectives are thereby developed in accordance with evolving regulations and intended to align with initiatives that enhance our brand and build consumer trust.

Environment

We are committed to supporting a thriving planet by making informed and what we believe are responsible choices in an environment where natural resources are constrained. To that end, we seek to continue building on our environmental sustainability initiatives.

As we prepare for global ESG regulations, we intend to refresh our environmental targets to comply with the EU’s Climate Transition Plan requirements. Additionally, we seek to develop other environmental targets focused on addressing our material topics.

Currently, the company is moving forward with two initiatives to maintain progress towards a more sustainable business model.

• Our Sustainable Packaging strategy aims to meet or exceed global standards being set to move the industry forward regarding recyclability and use of sustainable materials. This work will be met head on globally, with a focus on compliance while mitigating risks.

• Our Responsible Sourcing program seeks to ensure our procurements embed respect for people and the environment, starting in the locations from which the materials and services originate.

People and Communities

We believe one cornerstone of our success is having a culture that is supportive, inclusive and results oriented. One where our employees can do their best work and is reflective of the communities where we operate.

Culture:    As a global company with employees in 60+ countries, our work to create an inclusive culture is an integral part of our overall business strategy. We believe it is a cornerstone of our success and inspires us to better serve our Members, stakeholders, and communities every day. We make this philosophy a part of what we do. Our hiring practices, leadership training, employee support groups and focus on wellness are some of the ways we support our people. Employees at every level of our organization play a critical role in fostering an inclusive culture where all people can do their best work and feel valued for their contributions.

Community and Social Impact:    Our global corporate social responsibility program focuses on supporting the health and well-being of people and reflects our unwavering commitment to giving back to our communities. Together with Herbalife Family Foundation, we support nonprofit partners that provide access to nutrition, nutrition education and critical resources. We work to be there for our communities in times of crisis, offering disaster relief aid. Our partners include World Food Program USA, American Red Cross, The Hunger Project and Feed the Children, among other leading regional and local nonprofit partners.

Herbalife Family Foundation:    Established in 1994, the Herbalife Family Foundation (HFF) is a public charity with a mission to improve the lives of children and communities around the world. HFF collaborates with a global network of orphanages, schools, hospitals, and community centers to provide sustainable, locally driven solutions to food insecurity and childhood development. In 2024, HFF awarded approximately $5 million in grants to 180 nonprofit organizations, across 62 countries and territories. These grants are expected to benefit approximately 200,000 children worldwide.

8	Corporate governance

Sustainability Governance Structure

HERBALIFE ESG GLOBAL GOVERNANCE STRUCTURE

BOARD OF DIRECTORS ESG COMMITTEE
ESG Committee Chair
ESG Committee Members
ESG STEERING COMMITTEE
ESG Leader
Senior Management
ESG CORE TEAM
ESG Strategy & Implementation
Regulatory Compliance & Reporting
Data Architecture & Management
FUNCTIONAL TEAMS
Operations & Supply Chain
Legal, Regulatory & Compliance
Finance & Accounting
Product Marketing
Human Resources
Corporate Communications
Digital & Technology

Board of Directors ESG Committee:    Assists the Board in overseeing our significant environmental, social, and related governance strategies, policies, programs, and practices and risks on environmental and social matters. The ESG Committee also provides insights into relevant trending issues under the purview of other committees, including the Audit, Nominating and Corporate Governance and Compensation Committees.

ESG Steering Committee:    Provides executive direction to promote employee engagement and integration of sustainability initiatives into business strategy across functions and regions.

ESG Core Team:    Lead the coordination of global ESG governance, regulatory compliance, risk management, strategy planning, target-setting, and data collection activities.

Functional Teams:    Collaborate with the ESG Core Team to provide Subject Matter Expertise on sustainability impacts, risks & opportunities for Herbalife’s global stakeholders, and lead action towards the implementation of sustainability programs designed to meet ESG related targets.

Corporate governance	9

Compensation to directors

Each non-management director receives annual cash fees for service on the Board and committees* as follows:

Board service	$100,000 per year
Audit Committee service	Member - $10,000 per year Chair - $20,000 per year
Compensation Committee service	Member - $10,000 per year Chair - $15,000 per year
Nominating and Corporate Governance Committee service	Member - $10,000 per year Chair - $15,000 per year
ESG Committee service	Member - $10,000 per year Chair - $15,000 per year

*     Chairs receive chair fees in addition to member fees. For example, the chair of the Audit Committee receives an aggregate fee of $30,000 for his or her services on the Committee.

Cash fees with respect to Board or committee membership or service as the Lead Director or a committee chair are paid ratably assuming 12 consecutive months of service from the date the particular membership or service commences. Non-management directors also receive an annual equity grant pursuant to the Herbalife Ltd. Amended and Restated 2023 Stock Incentive Plan, or the 2023 Plan, as it may be amended from time to time (or a successor equity incentive plan), in the form of restricted stock units, or RSUs, with a grant date fair value of $150,000 (rounded down to the nearest whole unit) that vest annually. The Board equity grants made in May 2024, or the 2024 Board RSU Grants, are scheduled to vest on April 15, 2025.

In addition to the compensation discussed above, the Lead Director also receives an additional equity grant in the form of RSUs with a grant date fair value of $25,000

(rounded down to the nearest whole unit) per year of his or her two-year term, which vests in full the following year. Mr. LeFevre’s lead director equity grant that was made in May 2024 is scheduled to vest on April 15, 2025.

The compensation disclosed in the 2024 Director Compensation table and notes below for Ms. Macadrai and Mr. Mendoza includes other compensation, unrelated to their services as directors.

The Company may also reimburse our directors for their respective travel, lodging and related expenses associated with attendance at Board or Board committee meetings, as well as reasonable costs in connection with attending one director continuing education program per year in accordance with the Company’s applicable orientation and continuing education policy.

10	Corporate governance

The following table summarizes the compensation paid by the Company to each of our directors, except for Mr. Johnson, the Company’s Chairman and Chief Executive Officer, who is a named executive officer and whose compensation is covered in Part 4 of this Proxy Statement, for the fiscal year ended December 31, 2024. The table includes: (1) compensation paid to directors for their services on the Board and the Board’s committees, (2) payments made to directors for any services provided at Company events, such as speaking engagements, and (3) payments made to independent distributors of Herbalife products in accordance with the Company’s Marketing Plan.

2024 Director compensation table
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)	Total ($)
Richard H. Carmona	125,000	149,994	—	274,994
Celine Del Genes	110,000	149,994	—	259,994
Sophie L’Hélias	135,000	149,994	—	284,994
Alan W. LeFevre	145,000	174,988(4)	—	319,988
Michael Levitt	83,333	149,994	—	233,327
Kevin M. Jones(2)	18,629	—	—	18,629
Rodica Macadrai(3)	87,800	149,994	1,004,330(5)	1,242,124
Juan Miguel Mendoza(3)	110,000	149,994	958,726(6)	1,218,720
Perkins Miller(7)	53,271	113,715	—	166,986
Don Mulligan	140,000	149,994	—	289,994
Maria Otero	145,000	149,994	—	294,994

(1)   Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” See Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)   Mr. Jones served on the Board until March 1, 2024.

(3)   All independent distributors of Herbalife products, including Ms. Macadrai and Mr. Mendoza, are eligible to receive income under the Company’s Marketing Plan as a result of their activities as distributors Ms. Macadrai and Mr. Mendoza would have received this income, which is quantified in notes 5 and 6 below, irrespective of their services on the Board. Neither Ms. Macadrai nor Mr. Mendoza receive any preferential treatment or payments under the Company’s Marketing Plan.

(4)   Includes Mr. LeFevre’s Lead Director equity grant in 2024.

(5)   Amount includes $30,007 in fees for speaking at Herbalife events for Herbalife Members. Additionally, unrelated to her service as a Board member, amount also includes $974,323 in income earned as a top distributor of Herbalife products. See note 3 above.

(6)   Amount includes $110,000 in fees for speaking at Herbalife events for Herbalife Members. Additionally, unrelated to his service as a Board member, amount also includes $848,726 in income earned as a top distributor of Herbalife products. See note 3 above.

(7)   Mr. Miller was appointed to the Board on June 26, 2024.

Corporate governance	11

The table below summarizes the equity-based awards held by non-management directors who served on the Company’s Board of Directors in 2024, as of December 31, 2024.

	Stock Unit Awards
Name	Number of Shares or units of stock that have not vested (#)	Market value of Shares or units of stock that have not vested(1) ($)
Richard H. Carmona	15,657	$104,745
Celine Del Genes	15,657	$104,745
Sophie L’Hélias	15,657	$104,745
Alan W. LeFevre(2)	18,266	$122,200
Michael Levitt(3)	15,657	$104,745
Kevin M. Jones(4)	—	—
Rodica Macadrai	15,657	$104,745
Juan Miguel Mendoza	15,657	$104,745
Perkins Miller	11,870	$79,410
Don Mulligan	15,657	$104,745
Maria Otero	15,657	$104,745

(1)   Market value based on the closing price of a Common Share on the NYSE December 31, 2024, of $6.69

(2)   Amount includes Mr. LeFevre’s lead director equity grant in 2024.

(3)   Mr. Levitt was appointed to the Board on March 1, 2024.

(4)   Mr. Jones served on the Board until March 1, 2024.

Share ownership guidelines

The Company has adopted share ownership guidelines applicable to each named executive officer and non-management director to encourage each person to acquire a meaningful ownership stake in the Company over time by retaining financial interest in our Common Shares. Our CEO is encouraged to hold Common Shares and unvested restricted stock units with an aggregate value equal to five times his base salary. Our other named executive officers are encouraged to hold Common Shares and unvested restricted stock units with an aggregate value equal to two times their respective base salaries. Each non-management director is encouraged to hold Common Shares and unvested restricted stock units with an aggregate value equal to five times such director’s annual retainer. Such named executive officers and directors are expected to refrain from selling Common Shares unless such guideline is satisfied, and, so long as they are complying with such holding requirement, such director or named executive officer will not be considered out of compliance.

Based on the closing price of our Common Shares on the Record Date, Messrs. Mendoza and Mulligan are currently in compliance with the stock ownership guidelines. Dr. Carmona and Ms. Otero previously achieved compliance with the ownership guidelines; however, neither was in compliance based on the closing price of a Common Share as of the Record Date. Neither Ms. Otero nor Dr. Carmona has sold any Common Shares since November 2017 and November 2020, respectively. Following the annual director grant at the Annual General Meeting, Dr. Carmona and Ms. Otero are expected to regain compliance. Ms. L’Hélias, Ms. Del Genes, Ms. Macadrai, Mr. Levitt, and Mr. Miller,

12	Corporate governance

are in the five-year transition period following their initial appointment to the Board and have until February 2026, April 2027, September 2028, March 2029 and June 2029, respectively, to comply. Pursuant to the Company’s ownership guidelines, non-management directors are expected to refrain from selling Common Shares unless such guidelines are satisfied.

Based on the closing price of our Common Shares on the Record Date, all current named executive officers are in compliance with the current guidelines, other than Mr. Gratziani, who, in his role as President, had until January 2029 to comply.

Shareholder outreach

We value the viewpoint of all investors and have actively engaged with shareholders to better understand their perspectives, and strongly consider their feedback when evaluating our governance provisions and practices.

Since the 2024 Annual General Meeting of Shareholders, we conducted engagement efforts with a number of shareholders to initiate new, and deepen existing, relationships with our investor base. We reached out to top Herbalife shareholders that, in the aggregate, own in excess of approximately 30% of our outstanding Common Shares, to cover and hear their views on, among other things, various governance topics including Board composition, shareholder rights, risk oversight and other initiatives across the Company. In aggregate, we received feedback from investors who hold approximately 13% of outstanding Common Shares.

Communications with the Board

Shareholders and other parties interested in communicating directly with the Board of Directors, non-management or independent directors as a group or individual directors, including the Chair or Lead Director in such capacity, may do so by writing to our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015, or by email to corpsec@herbalife.com, indicating to whose attention the communication should be directed. The Office of the Corporate Secretary of the Company reviews and logs all such correspondence and forwards to members of the Board of Directors a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all communications received by the Company and addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Director orientation and continuing education

Herbalife is in the business of providing health and wellness products to consumers in 95 markets through our direct-selling business model. As part of our onboarding process that spans over a two-month period consisting of eleven “onboarding sessions,” we introduce new directors to our company with an overview of our business through a review of background and reference materials, and meetings with senior management and their direct reports. Additionally, where feasible, new directors tour manufacturing facilities, nutrition clubs, and distributor events. Our comprehensive orientation sessions are designed to provide new directors a thorough understanding of their fiduciary duties and familiarize them with the Company’s business and strategic plans, significant financial matters, risk management approach, compliance and ethics programs, corporate governance practices, and other key policies and practices. These orientation sessions allow new directors to begin making contributions to the Board at the start of their service.

The Company also provides, on an ongoing basis, additional opportunities for directors to further familiarize themselves with the Company’s business, finances and operations, which may include, among other things, presentations from members of management of the Company and visits to Herbalife Members events, such as Extravaganzas and Herbalife Honors. Additionally, our directors receive internal training and materials. We also encourage our directors to participate in external continuing director education programs, and provide reimbursement of expenses associated with our independent directors’ attendance at one outside director education program each fiscal year.

Corporate governance	13

Committees of the Board

Our Board of Directors has an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and ESG Committee. Our Board of Directors has adopted a written charter for each of these committees, and the charters for current committees are available on the Company’s website at https://ir.herbalife.com/corporate-governance, and in print to any shareholder who requests it as set forth under Part 7 — “Annual report, financial and additional information.”

Current committee memberships

Directors	Audit(1)	Compensation(2)	Nominating and Corporate Governance	ESG
Richard H. Carmona †			Chair
Celine Del Genes †		●
Sophie L’Hélias †	●			Chair
Alan W. LeFevre * †	●		●
Juan Miguel Mendoza				●
Perkins Miller †		●
Don Mulligan * †	Chair	●
Maria Otero †		Chair	●	●
* Audit Committee “financial expert”	† Independent	• Member

(1)   Each member who currently serves on the Audit Committee is or was financially literate and met the independence requirements of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board determined each of Messrs. Mulligan and LeFevre as an “Audit Committee financial expert” as such term is defined in SEC rules and regulations.

(2)   Each member who currently serves on the Compensation Committee is (a) independent under the listing standards of the NYSE, including the heightened standards applicable to members of a listed company’s compensation committee, and (b) a “nonemployee director” under Rule 16b-3 of the Exchange Act.

Audit Committee	COMMITTEE MEMBERS: Don Mulligan (Chair) Sophie L’Hélias Alan W. LeFevre	REPORT: Page 27
Meetings Held in 2024: 6

The Audit Committee represents and assists the Board in fulfilling its responsibilities for overseeing our financial reporting processes and the audit of our financial statements.

The principal duties of the Audit Committee include the following:

●  monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and reporting;

●  monitoring the independence and performance of the Company’s independent registered public accounting firm and internal audit function;

●  monitoring compliance with legal and regulatory requirements and performance of the Company’s ethics and compliance program; and

●  reviewing the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s enterprise risk management program and risks and practices related to cyber security, privacy and product safety matters.

14	Corporate governance

Compensation Committee	COMMITTEE MEMBERS: Maria Otero (Chair) Celine Del Genes Perkins Miller Don Mulligan	REPORT: Page 45
Meetings Held in 2024: 8

The Compensation Committee discharges the Board’s responsibilities related to the compensation of our executives and directors, and provides general oversight of our compensation structure, including our equity compensation plans and benefits programs. The Committee has the authority to delegate certain of its duties and responsibilities to a subcommittee, including management subcommittees, as appropriate.

The principal duties of the Compensation Committee include the following:

●  overseeing and approving compensation policies and programs, and administering existing incentive compensation plans and equity-based plans;

●  reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers;

●  evaluating the performance of the CEO and recommending the compensation level of the CEO for approval by the independent members of the Board of Directors;

●  evaluating the performance of executive officers and, considering the CEO’s recommendations, setting the compensation level for such executive officers;

●  reviewing the compensation of directors, and making recommendations to the Board;

●  overseeing management succession planning processes; and

●  overseeing the Company’s response to regulatory developments affecting executive compensation.

Nominating and Corporate Governance Committee	COMMITTEE MEMBERS: Richard H. Carmona (Chair) Alan W. LeFevre Maria Otero
Meetings Held in 2024: 6

The Nominating and Corporate Governance Committee oversees, and represents and assists the Board in fulfilling its responsibilities relating to, our corporate governance, and director nominations and elections.

The principal duties of the Nominating and Corporate Governance Committee include the following:

●  recommending to the Board of Directors proposed nominees for election to the Board of Directors both at annual general meetings of shareholders and to fill vacancies that occur between annual general meetings; and

● reviewing and making recommendations to the Board of Directors regarding the Company’s corporate governance matters and practices.
Corporate governance	15

ESG Committee	COMMITTEE MEMBERS: Sophie L’Hélias (Chair) Juan Miguel Mendoza Maria Otero
Meetings Held in 2024: 3

The ESG Committee assists the Board in discharging its oversight responsibility relating to the Company’s significant environmental, social and related governance activities and practices, including policies, programs and practices, strategy, stakeholder engagement and risks.

The principal duties of the ESG Committee include the following:

●  recommending to the Board the Company’s environmental and social sustainability strategy, programs, policies and investments that support the Company’s overall business strategy;

●  overseeing the review and evaluation of risks and opportunities related to environmental and social sustainability topics that may arise in connection with the Company’s activities and advising the Board on such risks and opportunities in coordination with the Board’s other committees; and

● reviewing and discussing with management the Company’s public disclosures and communication strategies with investors and other stakeholders regarding such topics.
Compensation Committee interlocks and insider participation

During the fiscal year ended December 31, 2024, Messrs. Miller and Mulligan and Mmes. Otero and Del Genes served on the Compensation Committee of the Board. During the fiscal year ended December 31, 2024, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

None of our executive officers currently serves, or during the fiscal year ended December 31, 2024, served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

16	Corporate governance

Part 3	Proposals to be voted on at the meeting
Proposal 1: The election of directors

Generally

The Articles presently provide for not less than one nor more than 15 directors. The Board of Directors has, by resolution, presently fixed the number of directors at 11, and there is currently a full complement of 11 members of the Board. There are 11 Board nominees recommended for election at the Meeting. Directors are elected at each annual general meeting of shareholders to hold office for one-year terms until the next annual general meeting of shareholders.

The Board has nominated each of Michael O. Johnson, Richard H. Carmona, Lynda Cloud, Celine Del Genes, Sophie L’Hélias, Michael J. Levitt, Rodica Macadrai, Juan Miguel Mendoza, Perkins Miller, Don Mulligan and Maria Otero for election as directors to serve one-year terms expiring at the 2026 annual general meeting. On June 26, 2024, Perkins Miller was identified and recommended by management and certain members of the Board, respectfully, for consideration by the Nominating and Corporate Governance Committee, which then recommended to the full Board to appoint Mr. Miller as a director and to include him on the slate of nominees of directors for election at the Meeting. On March 8, 2025, Lynda Cloud was identified and recommended by management and certain members of the Board for consideration by the Nominating and Corporate Governance Committee, which then recommended to the full Board to include Ms. Cloud on the slate of nominees of directors for election at the Meeting. Directors are elected under a majority voting standard in uncontested director elections (i.e., an election where the number of persons nominated for election does not exceed the number of directors to be elected). Directors are elected under a majority voting standard in uncontested director elections (i.e., an election where the number of persons nominated for election does not exceed the number of directors to be elected). The election of directors at the Meeting constitutes an uncontested director election. Under a majority voting standard in uncontested director elections, each vote is required to be counted “for” or “against” a director nominee’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Abstentions and “broker non-votes” will not affect the outcome of the election of directors.

Unless otherwise specified in the proxy card, the persons named as proxies on the accompanying proxy card intend to vote the Common Shares as to which they are granted authority to vote for the election of each of the nominees listed herein. The form of proxy card does not permit shareholders to vote for a greater number of nominees than 11. Although the Board does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Director qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business and strategy. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria discussed hereunder. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition, as well as the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval. These criteria are discussed in the Company’s Principles of Corporate Governance, which are available on the Company’s website at https://ir.herbalife.com/corporate-governance, and include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. In addition, the Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experiences that the Board will find valuable in the

Proposals to be voted on at the meeting	17

future, given the Company’s current needs and strategic plans. The Nominating and Corporate Governance Committee seeks a variety of occupational, educational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board as a group in areas including professional experience, geography, race, gender, ethnicity and age. This periodic assessment of the Board’s composition enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity.

In identifying and recruiting director candidates through a combination of internal referrals, from both management and members of the Board, and third-party executive search firms, the Nominating and Corporate Governance Committee may establish specific skills and experiences that it believes the Company should seek in order to constitute a balanced and effective Board.

In evaluating director candidates, and considering incumbent directors for re-nomination to the Board, the Nominating and Corporate Governance Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board. The Board believes that our director nominees represent an effective mix of skills and diversity of experiences and perspectives.

Additionally, the Nominating and Corporate Governance Committee believes it is important that the viewpoints of independent distributors of Herbalife products are represented on the Board. As of the date of this Proxy Statement, two independent distributors of Herbalife products sit on the Board: Ms. Macadrai and Mr. Mendoza.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders under the same criteria and processes outlined above. A shareholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Corporate Secretary in writing following the same procedures and providing the same information as is required for shareholder nominations described under Part 7 — “Shareholder nominations.”

Director skills and experience

The Nominating and Corporate Governance Committee expects each of the Company’s directors to be accomplished individuals in their respective fields of expertise. In addition to the significant diversity of perspectives and individual expertise, the Nominating and Corporate Governance Committee assesses the specific skills and experience that the Board, as a whole, possesses. The matrix reflects the key skills and expertise identified as necessary by Nominating and Corporate Governance Committee for robust oversight of management’s execution of our strategy as well as the number of director nominees who possess the relevant skill or experience:

Summary of Director Skills and Experience

Skills and Experience	# of Directors
C-Suite Leadership	7
Financial/Capital Markets	6
Multilevel Marketing/Direct Sales	4
Consumer Products/Nutrition	9
Technology Experience	2
Government Relations/Regulatory	5
ESG/Corporate Responsibility	4
Sales/Marketing	6
International/Global Operations	11
18	Proposals to be voted on at the meeting

The below reflects: (1) the tenure of our director nominees and (2) the racial/ethnic and gender diversity of our director nominees:

Set forth below is biographical information about the 11 nominees standing for election at the Meeting, including each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that such individual should serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS.

Proposals to be voted on at the meeting	19

Nominees for election as directors

Michael O. Johnson	AGE 70	DIRECTOR SINCE April 2022
CHAIRMAN SINCE October 2022

OTHER PUBLIC BOARDS ® None

Qualifications and Expertise Provided to the Board

Mr. Johnson has unparalleled institutional knowledge of the Company’s operations and distributor network, and experience leading the Company through multiple economic cycles and international expansion over his previous 18 years as its CEO. Mr. Johnson brings extensive global sales and marketing leadership as well as significant experience in government engagement around the world. His expertise helps the Board provide effective oversight of the Company’s business strategy.

Experience

Mr. Johnson currently serves as the Company’s Chairman and Chief Executive Officer and has held such positions since December 2022. He served as the Company’s Chairman and interim Chief Executive Officer from October 2022 to December 2022. He previously served as Chairman of the Board and held this position from May 2007 to April 2020. He also previously served as Chief Executive Officer of the Company and held such position from January 2019 to March 2020. He previously served as the Company’s Executive Chairman from June 2017 to January 2019 and as the Company’s Chief Executive Officer from April 2003 to May 2017. Prior to joining the Company, Mr. Johnson spent 17 years with The Walt Disney Company, where he served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels that include MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans, until March 2007, and on the Board of Regents for Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western Colorado University.

PREVIOUS PUBLIC BOARDS (Past Five Years) ® Herbalife Ltd. (April 2003 – April 2020)
Dr. Richard H. Carmona	AGE 75	INDEPENDENT DIRECTOR SINCE 2013

Board Committees ® Nominating and Corporate Governance Committee (Chair)

Qualifications and Expertise Provided to the Board

Dr. Carmona’s experience as the Surgeon General of the United States, as Chief of Health Innovations at a pioneering integrative wellness company, and as distinguished professor of surgery, public health, family, and community medicine are directly relevant to the Company’s business. His diverse experience strengthens the Board’s oversight of the Company’s nutritional product innovation and wellness-focused business strategy.

Experience

Dr. Carmona has served as Chief of Health Innovations of Canyon Ranch, a life-enhancement company, since August 2017. He previously served as Vice Chairman of Canyon Ranch, Chief Executive Officer of the Canyon Ranch Health division, and the President of the nonprofit Canyon Ranch Institute, from October 2006 to August 2017. Dr. Carmona is also a Distinguished Professor of Public Health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from August 2002 through July 2006. Previously, he was Chairman of the State of Arizona Southern Regional Emergency Medical System; a professor of surgery, public health, and family and community medicine at the University of Arizona; and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the U.S. Army and the Army’s Special Forces.

OTHER PUBLIC BOARDS ® Director, McKesson Corporation (September 2021 – Present) ® Director, Better Therapeutics – Public October 2021 (November 2017 – Present)
PREVIOUS PUBLIC BOARDS (Past Five Years) ® Director, Clorox Company (February 2007 – November 2022) ® Director, Axon Enterprise Inc. (formerly Taser International) (March 2007 – May 2022)

20	Proposals to be voted on at the meeting

Lynda Cloud	AGE 57	NEW NOMINEE

Board Committees ® None

Qualifications and Expertise Provided to the Board

Ms. Cloud’s significant education and online health coaching industry experience helps the Board provide effective oversight of the Company’s integration of its online wellness platform.

Experience

Lynda Cloud brings nearly 30 years of education and online learning industry experience. Ms. Cloud served as the Chief Executive Officer of Institute for Integrative Nutrition from 2019 to 2024, where she was also a member of its board of directors, and guided the organization’s strategic positioning and innovation during a period of unprecedented expansion for the health coaching industry. Ms. Cloud served on the Board of Directors of Achieve 3000 from 2020 to 2021. She previously served as Chief Executive Officer at Equal Ed 2017 to 2018, a global start-up focused on expanding and equalizing access to online learning tools in emerging and developed markets. Prior to Equal Ed, she was Executive Vice President of K12 Inc. from 2014 to 2017, where she ran its products and technology groups as well as its institutional division that built virtual schools. Lynda started her career at Pearson, where she rose to be general manager of its K12 learning businesses.

Mr. Cloud holds a Bachelor of Arts from Susquehanna University.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Celine Del Genes	AGE 48	INDEPENDENT DIRECTOR SINCE 2022

Board Committees ® Compensation

Qualifications and Expertise Provided to the Board

Ms. Del Genes’ over twenty years of experience in a fast growing, global consumer products company and expertise in the areas of marketing and communications is additive to the Board. Her expertise strengthens the Board’s oversight of the Company’s strategic business strategy, particularly as it pertains to branding, marketing and digital initiatives across a large number of international markets.

Experience

Ms. Del Genes has served as Global Chief Customer Officer at Decathlon, a worldwide leader in sports retail, since August 2023. Previously, Ms. Del Genes served as the Global General Manager, Specialist Sports Business Unit at Adidas AG, a multinational corporation that designs and manufactures footwear, apparel and accessories, from February 2019 to July 2023. From January 2017 to February 2019, Ms. Del Genes served as the Global Vice President, Concept-to-Consumer, Global Football/Soccer at Adidas, and has held various positions with Adidas and Reebok around the globe since 2001 with a focus in marketing and communications. Ms. Del Genes holds a Bachelors degree in Marketing, Marketing Management from the EDC Paris Business School.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Proposals to be voted on at the meeting	21

Sophie L’Hélias	AGE 61	INDEPENDENT DIRECTOR SINCE 2021

Board Committees ® Audit ® ESG (Chair)

Qualifications and Expertise Provided to the Board

Ms. L’Hélias’ significant knowledge of ESG, global financial markets and corporate governance helps the Board provide effective oversight of the Company’s environmental and social sustainability initiatives, as well as capital investments across the globe.

Experience

Ms. L’Hélias is the President and Founder of LeaderXXchange, an advisory firm founded in 2015 that develops solutions that integrate sustainability in strategy, leadership and investment. She is co-founder of the International Corporate Governance Network (ICGN) and served as an advisor to the UN Global Compact’s Blueprint for SDG Leadership. Ms. L’Hélias is also a non-executive director of Africa50, a development impact fund, Agence France-Locale, a community lending bank, and Echiquier Positive Impact Europe funds. Ms. L’Hélias is a member of the HCGE, the authority charged with overseeing the implementation of French Afep-Medef corporate governance code, Vice President Prospective & Ideas at the Medef, and a Fellow at The Conference Board ESG Center in New York. She previously served on the Advisory Board of Hawkamah Governance Institute in Dubai and was a non-executive Board member of the European Corporate Governance Institute (ECGI) in Brussels.

Ms. L’Hélias holds an MBA from INSEAD; a Master of Laws (LLM) from the University of Pennsylvania, Law School; Master of Laws from the Université Paris 1, Panthéon-Sorbonne Law School; and a law degree from the University of Saarbrucken, European Law Institute.

OTHER PUBLIC BOARDS ® Director, IWG PLC (London Stock Exchange-listed) (December 2022 – Present)
PREVIOUS PUBLIC BOARDS (Past Five Years) ® Director, Kering SA (Euronext Paris-listed) (April 2016 – March 2022)

Michael J. Levitt	AGE 66	INDEPENDENT DIRECTOR SINCE 2024

Board Committees ® None

Qualifications and Expertise Provided to the Board

Mr. Levitt has significant financial expertise specifically relating to consumer products. His knowledge of the corporate credit and investment markets, business acumen, and leadership as a Chief Executive Officer provide him with the qualifications and skills to serve on our Board.

Experience

Mr. Levitt is the Chairman of Irradiant Partners, LP., an investment management firm focused on liquid credit, opportunistic credit and renewable private equity and credit. He has served in that capacity since Irradiant’s founding in 2021. Mr. Levitt served as the Chairman (from 2018 to 2024) and Chief Executive Officer (from 2021 to 2023) of Core Scientific, Inc., a blockchain computing data center provider. Core Scientific filed a voluntary petition for reorganization under Chapter 11 under the Bankruptcy Code in 2022 that was approved by the court in 2024. Mr. Levitt was Chief Executive Officer of Kayne Anderson Capital Advisors, LP, an alternative investment management company, from 2016 to 2021. Before joining Kayne Anderson, Mr. Levitt served as a Vice Chairman of Apollo Global Management, LLC. Mr. Levitt joined Apollo following Apollo’s acquisition of Stone Tower Capital LLC, an investment management firm that he founded in 2001 and where he served as Chairman, Chief Executive Officer, and Chief Investment Officer. Prior to forming Stone Tower, Mr. Levitt was a partner with the private equity firm Hicks, Muse, Tate and Furst, Inc. Earlier in his career, Mr. Levitt served as a Managing Director and Co-Head of the Investment Banking Division of Smith Barney Inc. and as a Managing Director with Morgan Stanley & Co. Mr. Levitt is a member of the University of Michigan’s Endowment Investment Advisory Committee and Ross School of Business Advisory Board, and the Trustee of the Michigan Law School’s Cook Trust. Mr. Levitt earned his undergraduate degree and Juris Doctor from the University of Michigan.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® Director, The Music Acquisition Corporation (December 2020 – December 2022) ® Director, Core Scientific (June 2018 – January 2024)

22	Proposals to be voted on at the meeting

Rodica Macadrai	AGE 56	DIRECTOR SINCE 2023

Board Committees ® None

Qualifications and Expertise Provided to the Board

Ms. Macadrai’s 30 years of experience as an independent distributor of Herbalife products brings a first-hand understanding of the function, drivers and specific needs of the Company’s business to the Board. Her tenure as a distributor also provides valuable institutional insight into the Company’s growth and development over the last three decades.

Experience

Ms. Macadrai has been an independent Herbalife distributor for 30 years and a member of the Company’s Chairman’s Club since 2020. She has been active in training independent Herbalife distributors around the world and is a member of various strategy and planning groups for the Company.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Juan Miguel Mendoza	AGE 51	DIRECTOR SINCE 2018

Board Committees ® ESG

Qualifications and Expertise Provided to the Board

Mr. Mendoza’s 32 years of experience as an independent distributor of Herbalife products brings a first-hand understanding of the function, drivers and specific needs of the Company’s business to the Board. His tenure as a distributor also provides valuable institutional insight into the Company’s growth and development over the last three decades.

Experience

Mr. Mendoza has been an independent Herbalife distributor for 32 years and a member of the Company’s Chairman’s Club since 2013. He has been active in training independent Herbalife distributors around the world and is a member of various strategy and planning groups for the Company.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Proposals to be voted on at the meeting	23

Perkins Miller	AGE 57	INDEPENDENT DIRECTOR SINCE 2024

Board Committees ® Compensation

Qualifications and Expertise Provided to the Board

With over two decades of leadership experience in technology, commerce, media, and entertainment, Mr. Miller has demonstrated expertise in leading digital media platforms and driving engagement through innovative strategies. His experience managing significant media operations and digital strategies, equips him with the skills to drive growth and engagement in global digital media platforms. This expertise will be instrumental in elevating the Board to guide the Company in its development of the Company’s wellness platform into a premier health and wellness destination.

Experience

Mr. Miller is the Chief Executive Officer of Fandom, Inc. Prior to his current role, Mr. Miller also served as General Manager of the Americas and Co-President of StubHub from 2016 to 2019, Chief Digital Officer and Head of Media Operations at the National Football League from 2014 to 2016, and Executive Vice President of Digital Media at WWE from 2012 to 2014. He also served as Chief Operating Officer at Vocativ from 2011 to 2012, Chief Operating Officer at Universal Sports from 2010 to 2011, and Head of Digital Media at NBC Sports & Olympics from 2006 to 2010.

Mr. Miller holds a Bachelor of Arts degree from Middlebury College.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® Director, Isos Acquisition Corp. (March 2021 – December 2021)

Don Mulligan	AGE 64	INDEPENDENT DIRECTOR SINCE 2021

Board Committees ® Audit (Chair) ® Compensation

Qualifications and Expertise Provided to the Board

Mr. Mulligan’s tenure as CFO of a Fortune 200 company and experience working in Asia and Latin America is directly relevant to the Company’s growth strategy. His experience helps the Board provide effective oversight of the Company’s global expansion, talent development, financial disclosures, capital structure, risk management, investments, M&A and corporate governance.

Experience

Mr. Mulligan served as Chief Financial Officer at General Mills, a multinational manufacturer and marketer of branded consumer foods, from 2007 to 2020. Mr. Mulligan previously held executive positions with General Mills from 2001 to 2007, including Vice President, Finance for the International division; Vice President, Finance for Operations and Technology; and Vice President, Treasurer. Prior to General Mills, Mr. Mulligan served as Chief Financial Officer, International, for the Pillsbury Company from 1999 to 2001, and held various international positions with PepsiCo Inc. and YUM! Brands, Inc., including Regional CFO, Americas; Finance Director, Asia; and Finance Director, Canada, from 1987 to 1998. Mr. Mulligan started his career with GTE Corporation in 1985. Mr. Mulligan earned his Bachelor of Arts from Duke University and his MBA from University of Michigan Graduate School of Business.

OTHER PUBLIC BOARDS ® Director, Energizer Holdings, Inc. (April 2021 – Present) ® Director, Tennant Company (2009 – Present)
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

24	Proposals to be voted on at the meeting

Maria Otero	AGE 74	INDEPENDENT DIRECTOR SINCE 2013

Board Committees ® Compensation (Chair), Nominating and Corporate Governance ® ESG

Qualifications and Expertise Provided to the Board

Ms. Otero’s extensive leadership experience in government and global microfinance, including as the first Latina Undersecretary of the U.S. State Department, provides the Board with valuable public affairs, regulatory and financial expertise. Her experience strengthens the Board’s oversight of the Company’s global investment and expansion strategy, as well as regulatory risks.

Experience

Ms. Otero was the first Latina undersecretary in the U.S. Department of State’s history, Ms. Otero served as Undersecretary of State for Democracy and Global Affairs and Undersecretary for Civilian Security, Democracy, and Human Rights under President Obama. During her time at the U.S. Department of State, Undersecretary Otero also served as the President’s Special Coordinator for Tibetan Issues. Prior to serving the government, from 2000 to 2009 Ms. Otero served as President and CEO of Accion International, a global microfinance organization operating in 26 countries. At Accion International, Ms. Otero chaired the board of Accion Investments, a global equity investment fund and represented Accion on the board of several microfinance banks. She was appointed by President Clinton to chair the board of the Inter-American Foundation and by President Bush to serve as vice-chair on the board of the U.S. Institute of Peace. In 2006, she was appointed by Secretary General Kofi Annan to the U.N. Advisors Group on Inclusive Financial Sectors. Ms. Otero served on the boards of: Development Alternatives Inc. from 2014 to 2024, the Kresge Foundation from 2013 to 2024, the Public Welfare Foundation from 2013 to 2021, Oxfam America from 2014 to 2020, and the Smithsonian Institution National Portrait Gallery since 2016, and is a member of the Council of Foreign Relations. In December 2020 she was named to the Board of Trustees of American University where she served until 2024. She also chaired the board of Bread for the World, and served on the boards of the Calvert Foundation and BRAC in Bangladesh. Ms. Otero also worked as an economist for Latin America and the Caribbean in the Women in Development Office of USAID. Ms. Otero holds an M.A. in literature from the University of Maryland; an M.A. in International Relations from the Paul H. Nitze School of Advanced International Studies (SAIS) at Johns Hopkins University; and holds an honorary Doctorate of Humane Letters from Dartmouth College.

OTHER PUBLIC BOARDS ® None
PREVIOUS PUBLIC BOARDS (Past Five Years) ® None

Proposals to be voted on at the meeting	25

Proposal 2: Approve, on an advisory basis, the compensation of the Company’s named executive officers

As required by Section 14A of the Exchange Act, the Company is seeking an advisory shareholder vote on the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement.

Our executive compensation program is designed to pay for performance and to attract and retain an accomplished executive team to lead the Company’s global growth and success. The executive compensation program places strong emphasis on actions that create long-term sustainable growth and enhanced value for our shareholders through an annual equity grant program that rewards executives with the ability to participate in our share price appreciation and to share equally in potential downside if share value creation is not achieved. By encouraging long-term performance and enhanced shareholder value, our executives are incentivized to operate our business with integrity, focusing on fostering strategic growth while being mindful to mitigate against risk. In addition to emphasizing long-term growth, our compensation program attracts talented executives by offering a competitive base salary and annual cash incentives, which encourage our executives to achieve annual financial goals.

At our 2024 annual general meeting of shareholders, our shareholders expressed continued support of our executive compensation program, with approximately 95.9% of votes cast in favor of the advisory vote proposal. When designing our 2024 executive compensation program, the Compensation Committee of the Board of Directors, or the Committee, considered, among other things, the Company’s overall financial performance and growth, particular financial and non-financial objectives, benchmarking against market practices, incentives that reward shareholder value creation, and any shareholder feedback.

We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our executives to deliver financial results, with the appropriate level of risk-taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value.

Additional information regarding the Company’s compensation program applicable to the named executive officers is described in Part 4 — “Compensation discussion and analysis” and the related tables and narrative disclosure. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in the proxy statement.”

While the shareholder vote on the resolution is non-binding, the Board of Directors values the opinions that shareholders express in their votes and in any additional dialogue. The Board will consider the outcome of the vote and those opinions when making future compensation decisions. The next shareholder advisory vote on the Company’s executive compensation is expected to occur at the 2026 annual general meeting of shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

26	Proposals to be voted on at the meeting

Proposal 3: Ratification, on an advisory basis, of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm

The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Services provided to the Company and its subsidiaries by PwC in fiscal years 2024 and 2023 are described below under “Fees to independent registered public accounting firm.” Additional information regarding the Audit Committee is set forth in the “Audit Committee Report.”

The Articles do not require that our shareholders ratify the selection of PwC as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PwC, but may, nonetheless, retain PwC as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

Representatives of PwC are expected to attend the Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee is responsible for monitoring our financial auditing, accounting and financial reporting processes and our system of internal controls, and for selecting the independent registered public accounting firm on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and issuing an opinion thereon. In this context, the Audit Committee met regularly and held discussions with management and PwC. Management represented to the Audit

Committee that the consolidated financial statements for fiscal year 2024 were prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee hereby reports as follows:

•   The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2024 and accompanying management’s discussion and analysis of financial condition and results of operations with our management and PwC. This discussion included PwC’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•   The Audit Committee also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB and the SEC.

•   PwC also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by PwC during the last fiscal year were compatible with maintaining the accounting firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, which has been filed with the SEC. The Audit Committee also selected PwC to serve as our independent registered public accounting firm for the year ending December 31, 2025.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Don Mulligan (Chair)

Sophie L’Hélias

Alan W. LeFevre

Proposals to be voted on at the meeting	27

Fees to independent registered public accounting firm

Fees related to the 2024 and 2023 fiscal years payable to our independent registered public accounting firm, PwC, are as follows:

	2024	2023
Audit fees(1)	$8,523,000	$8,055,000
Audit-related fees(2)	$60,000	$59,000
Tax fees(3)	$4,760,000	$4,356,000
Total	$13,343,000	$12,470,000

(1)   Audit fees for 2024 and 2023 consist of fees for professional services rendered for the audit of the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2024 and December 31, 2023, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements and comfort letters.

(2)   Audit-related fees consist of assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and which are not reported under “Audit fees.”

(3)   Tax fees were for tax compliance and tax guidance.

Pre-approval policy

The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services which the Company’s independent registered public accounting firm have historically provided. Pursuant to those policies and procedures, the Company’s independent registered public accounting firm cannot be engaged to provide the Company any audit or non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. All fees and services described in the table above were pre-approved pursuant to this policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION, ON AN ADVISORY BASIS, OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

28	Proposals to be voted on at the meeting

Part 4	Executive compensation
Compensation discussion and analysis

This section explains the Company’s 2024 executive compensation program as it relates to our named executive officers, or NEOs:

Michael O. Johnson	Chairman and Chief Executive Officer
Stephan Gratziani	President
John DeSimone(1)	Chief Financial Officer
Frank Lamberti(2)	Chief Commercial Officer
Henry Wang	Chief Legal Officer and Corporate Secretary
Alexander Amezquita(3)	Former Chief Financial Officer

(1)   Effective March 17, 2024, Mr. DeSimone became the Company’s Chief Financial Officer. Mr. DeSimone served as Chief Financial Officer of the Company from 2010 to 2018 and as President and Co-President from 2018 to 2022. From 2023 to 2024, Mr. DeSimone served as a Special Advisor to the Chief Executive Officer.

(2)   Mr. Lamberti became the Company’s Chief Commercial Officer on May 31, 2024. Prior to May 31, 2024, Mr. Lamberti served as the Company’s Chief Operating Officer from 2023 to 2024 and held progressive roles and responsibilities at the Company over various sales, finance and operations functions since 2005.

(3)   Effective March 17, 2024, Mr. Amezquita ceased to serve as the Company’s Chief Financial Officer.

Management Transitions

On February 19, 2025, we announced that the Board has appointed President, Stephan Gratziani as Chief Executive Officer, effective May 1, 2025. Michael Johnson, our current CEO and Chairman of the Board, will transition to Executive Chairman at that time. As part of the planned leadership transition, the Company’s Managing Director, International, Rob Levy, will take on the role of President, Worldwide Markets, also effective May 1, 2025.

Business Highlights

2024 was a transformational year for us and included the following highlights:

•   FY 2024 net sales of $5.0 billion, down 1.4% versus 2023

○ Up 1.2% year-over-year on constant currency basis(1)

•   FY 2024 adjusted EBITDA(2) of $634.8 million, with adjusted EBITDA(2) margin of 12.7%, up 140 basis points year-over-year

• Completed $1.6 billion senior secured refinancing in April 2024

• Reduced debt by nearly $250 million in 2024, including approximately $180 million repaid following April 2024 refinancing transaction

•   Total leverage ratio reduced to 3.2x at December 31, 2024 from 3.9x at December 31, 2023

• During Q1 2024, initiated a Restructuring Program designed to bring leadership closer to markets, streamline the employee structure and accelerate productivity

(1)   Growth/decline in net sales excluding the effects of foreign exchange is based on “net sales in local currency,” a non-GAAP financial measure. Refer to Q4 and FY 2024 earnings press release available under the Investor Relations section of Herbalife’s website at ir.herbalife.com, for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful.

(2)   Non-GAAP Measure. Refer to Q4 and FY 2024 earnings press release for further details and reconciliation to most directly comparable U.S. GAAP measure.

Executive compensation	29

• Completed sale and sixteen-month leaseback of office building in Torrance, California in July 2024

○ Net proceeds from sale transaction of approximately $38 million

○ Short-term lease provides adequate time to relocate employees, as well as research and development and quality laboratories to other office locations in Southern California

•   Announced strategic alliance with network marketing industry leader and coach Eric Worre to provide entrepreneurial skills training to distributors

•   In March 2024, launched all-new Herbalife Premier League, a training and distributor recognition program designed to encourage recruitment and activity from new distributors

•   In August 2024, launched all-new Diamond Development Mastermind program in U.S. for distributor leaders

○ Ongoing training and accountability program led by President Stephan Gratziani and supported by Eric Worre

○ Began global rollout in January 2025 in Asia Pacific region, with additional markets to follow throughout 2025

• Company’s Extravaganza training events across the globe attracted approximately 134,600 attendees in 2024, which was greater than 2023 attendance, reflecting the demand and value these in-person events provide for development and networking

• Q4 2024 marked third consecutive quarter of year-over-year growth in the number of new distributors joining Herbalife worldwide, with FY 2024 up 11% year-over-year

•   Launched several new innovative products, from nutrition and performance products like Herbalife Protein Chips and Herbalife24 Creatine in North America and Herbalife Gels and Herbalife24 Prolong Energy Gel in EMEA to the Company’s all-new vritilife® skincare line in India

•   Transitioned Herbalife24 Rebuild Strength from a plastic canister to a new modern pouch format for the EMEA region, reducing plastic use, increasing efficiency due to lighter shipping weight, reducing overall carbon footprint and promoting sustainability

•   First cohort of U.S. distributor leaders certified to deliver Herbalife Lifestyle Program, a U.S. Centers for Disease Control and Prevention (CDC) certified diabetes prevention program

•   Set new GUINNESS WORLD RECORDS™ title for Largest High-Intensity Interval Training Class across multiple venues on September 21, 2024

•   Launched Fueling the Best campaign, highlighting the accomplishments of Herbalife’s 150+ sponsored athletes and teams worldwide

• Launched HER campaign, celebrating Herbalife’s long-time commitment to supporting female athletes and teams

Executive summary

Our Executive Compensation Structure

The following table summarizes the key elements of our executive compensation program in 2024:

Base Salary	Short-Term Incentives	Long-Term Equity-Based Incentives
Fixed cash compensation for NEOs which is reflective of job scope and responsibilities, demonstrated sustained performance, capabilities and experience.

Annual cash incentive designed to reward NEOs for achievement of challenging annual financial targets.

For 2024, performance was evaluated against preset goals for the following financial metrics:

•   Operating Income (50%)

•   Local Currency Net Sales (50%)

Long-Term equity incentives intended to align executives’ interests with those of long-term shareholders, motivate and reward strategic planning and future growth, and retention of successful NEOs.
30	Executive compensation

Aligning pay with performance: our executive compensation philosophy

Our executive compensation program is designed to attract and retain a highly qualified leadership team capable of driving the Company’s global success in the health and wellness industry. Our compensation program is grounded in a pay-for-performance philosophy, linking a significant majority of the incentive opportunity available to our NEOs to long-term growth in stakeholder value. This program incentivizes executives to drive share price appreciation and achieve key performance objectives that support the Company’s business plan.

Our executive compensation program also includes a competitive base salary and annual cash incentives to achieve annual financial goals. The Committee is responsible for establishing, developing, and implementing these programs while ensuring against excessive risk-taking by the Company’s executives.

In 2024, the targeted direct compensation for NEOs consisted of base salary, annual cash incentives, and equity grants in the form of stock appreciation rights, or SARs, and time-vesting restricted share units, or RSUs. The majority of the total compensation for NEOs is made up of annual cash incentives and equity components to reinforce a “pay for performance” culture and align with investor expectations. The Committee reviews and assesses the total targeted direct compensation opportunity for each NEO annually, comparing it to that of comparable executives in selected comparator companies and considering factors such as the scope and responsibilities of the executive role.

For 2024, the percentage of targeted direct compensation provided in the form of annual and long-term incentives tied to the Company’s performance was between 75% to 100% for our NEOs.

Executive compensation program objectives

Our “pay for performance” executive compensation framework is outlined below:

Principle	Implication on HLF Program	Rationale

Alignment of Executives’ and Long-Term Shareholders’ Interests. Long-term incentives should be provided in Company equity, where allowed by local law, to encourage executives to plan and act with the perspective of shareholders and with the Company’s vision, mission and values in mind, and be rewarded for the successful implementation of our growth strategies.

	• Long-term incentive awards to NEOs for 2024 consisted of 75% SARs and 25% RSUs. • Competitive share ownership guidelines.	• Aligns executive rewards with the Company’s long-term performance and shareholder value creation as reflected by share price appreciation.
Pay for Superior Performance. Incentive compensation must provide superior pay for superior performance that meets or exceeds the expectations of our shareholders.

•    Superior performance expectations are built into performance targets and ranges of our incentive plans such that when incentive targets are met, the Company is exceeding peer financial performance and meeting shareholder expectations.

•    Our incentive plans are calibrated to deliver above-median compensation for meeting superior performance targets, and, in the case of SARs, through share price appreciation.

• Incentivizes NEOs to exceed target financial goals and drive share price appreciation.
Executive compensation	31

CEO Target and Realizable Compensation

In the above graphic for Mr. Johnson, “Target Total Compensation” includes base salary, target annual incentive, and target long-term incentive award values (SARs and RSUs).

In the above graphic for Mr. Johnson, “Realizable Compensation” includes base salary, actual annual incentive award values, intrinsic value of SARs and current value of RSUs (all equity valued as of December 31, 2024).

Targeted Direct Compensation

Actual Direct Compensation

32	Executive compensation

Our executive compensation program includes the following practices and policies, which we believe reinforce our executive compensation philosophy and objectives that are aligned with the interests of our shareholders:

Things we do	Things we don’t do

Our executive compensation program is simple in design and follows guidelines that have repeatedly proven effective in creating a “pay for performance” culture and a keen focus on profitability, as well as retaining key executives. These guidelines include:

 linking a significant majority of the incentive opportunity available to our NEOs to long-term growth in stakeholder value;

 designing annual incentive awards that are aligned with share value appreciation;

 imposing caps on awards payable to each NEO under our annual incentive plan;

 annually reviewing current public data regarding the Herbalife Peer Group when compensation decisions are made;

 maintaining a robust “clawback” policy that applies to our Section 16 officers in the event of a financial restatement; and

 encouraging our NEOs to hold Common Shares with an aggregate value equal to five times base salary for our CEO, or two times base salary for our other NEOs, to align interests with the long-term interests of all stakeholders.

The Committee is committed to maintaining and adopting prevailing best practices with regard to executive compensation. As such, we DO NOT DO the following:

 we do not guarantee our NEOs any annual incentive award amounts — all annual bonuses require financial performance against annually established goals as established by the Committee;

 we do not re-price or back-date equity awards;

 we do not issue SARs or option awards with below market exercise prices;

 we do not provide supplemental retirement benefits;

 we do not provide excise tax gross ups to our NEOs;

 we do not encourage excessive or imprudent risk-taking; and

 we do not permit employees to hedge, pledge, short sell or engage in derivative transactions of our Common Shares.

Say on pay

At our 2024 annual general meeting of shareholders, excluding “abstention” votes, our executive compensation program received strong support, with approximately 95.9% of votes cast in favor of the advisory “say on pay” vote proposal. This vote reflects continued support for our executive compensation program structure, which focuses on aligning incentives and metrics with stakeholder interests and ensuring the recruitment, engagement, motivation, and retention of executives. Through our meetings with shareholders, investors have expressed their continued support for our executive compensation program.

Long term incentive program design changes for 2025

Given the macroeconomic environment and industry dynamics during 2023 and 2024, we strategically and temporarily paused the use of performance share units (PSUs). During that time, establishing multi-year performance objectives was challenging, making PSUs a less viable alternative. As such, the Committee decided to use a mix of stock appreciation rights (SARs) and restricted stock units (RSUs) for our NEOs to maintain heightened focus on shareholder value creation while also providing retention “glue”.

Moving forward, we are reintroducing PSUs as a key component of our compensation framework in 2025. For 2025, PSUs will comprise 50% of the long term incentive grant value for our NEOs. We remain committed to considering the results of advisory votes and shareholder feedback to further refine our approach, ensuring management incentives are fully aligned with the interests of our shareholders, distributors, and employees, which we view as essential to our long-term success.

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Principle	Implication on HLF Program	Rationale

Balanced Incentives to Promote Sustainable Value-Creation. Incentive compensation should strike a balance between annual and long-term performance in order to promote sustainable growth in the value of the enterprise.

•    Annual cash incentives align executive incentives on achievement of annual financial performance targets.

•    SARs align executive incentives with long-term shareholder interest and share price appreciation, which over that time derive value only from share price appreciation.

• Aligns pay mix with competitive practice. • Mitigates risk through use of a balanced mix of cash and equity incentives and performance metrics.

Focus on Shareholder Aligned Incentives. A majority of total compensation is at-risk and tied to achievement of annual financial performance goals and improvement in long-term stakeholder value through share price appreciation.

• Value of SARs align with sustained long-term shareholder value creation. • Value of annual incentives and PSUs align with the achievement of performance goals that support our business objectives.

•    Aligns annual and long-term incentive plans to achievement of growth, profit, and share price performance as measures. These plans provide a comprehensive set of metrics used to consider overall performance of the Company and our executive team.

Competitive Pay Opportunities. Compensation opportunities must be competitive with the pay practices of companies that operate in global markets and enable us to attract and retain high-performing, highly employable executive talent with similar executive skills and capabilities.

•    Peer group reflects the market in which we reasonably compete for executive talent.

•    The Committee references both proxy-sourced market data from our peer group as well as general industry survey data from nationally recognized compensation surveys when setting compensation levels.

•    The Committee sets each NEO’s targeted direct compensation considering appropriate market data and a variety of other factors, including individual performance, internal equity, succession planning and business strategy.

•    Overall, each of our NEO’s target direct compensation falls within a competitive range of market, with appropriate variance based on incumbent-specific characteristics.

•    The Company recruits high-performing executives with known track records in competitive, complex and global businesses.

•    Attracts and retains top talent through the use of competitive compensation opportunities.

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Elements of Compensation

The compensation and benefits program for our NEOs generally consists of and is designed to achieve the following:

Direct Compensation	Purpose
Base salary	Provide a competitive foundation for total compensation to each executive that reflects job scope and responsibilities, demonstrated sustained performance, capabilities and experience.
Annual cash incentives	Reward NEOs for the achievement of challenging annual financial targets that drive growth in shareholder value.
Long-term equity-based incentives

Provide incentives for NEOs to develop strategic plans, and make tactical decisions that will enhance stakeholder value, reward NEOs with participation in the creation of sustained long-term shareholder value and encourage successful NEOs to remain with the Company.

Indirect Compensation (benefits)	Purpose
Retirement benefits	Encourage NEOs to build retirement resources by providing a match on deferred compensation in the Company’s 401(k) plan and Senior Executive Deferred Compensation Plan.
Life insurance benefits	Provide a competitive benefit in the event of death of an executive.
Severance benefits

Enable each NEO to focus his full time and attention on meeting the financial and operating objectives set by the Committee without fear of the financial consequences of an unexpected termination of employment.

Change in control benefits	Enable NEOs to focus on shareholder interests when considering strategic alternatives.

Establishing CEO compensation

The Chair of the Committee, with input from the independent compensation advisor, recommends the CEO’s compensation to the Committee in an executive session not attended by the CEO. Once a recommendation has been established by the Committee, the CEO’s compensation is reviewed with, and approved by, the independent members of the Board in an executive session not attended by the CEO or any non-independent members of the Board.

Role of executive officers in executive compensation decisions

The CEO reviews compensation data gathered from a group of peer companies approved by the Committee and described under “Peer Group”, or the Herbalife Peer Group, and, along with general industry compensation surveys, considers each executive officer’s performance and scope of responsibility, and makes a recommendation to the Committee on changes to base salary, annual incentive awards and equity awards for each executive officer other than himself. The CEO participates in Committee meetings at the Committee’s request to provide relevant background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers, but is not present for discussions regarding the CEO’s compensation. The Committee utilizes the information provided by the CEO along with input from its independent compensation advisor and the knowledge and experience of Committee members in making compensation decisions.

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Base salaries

Base salaries for our NEOs are intended to reflect the scope of their responsibilities, performance, skills and experience as compared with relevant and comparable market talent. When establishing base salaries for NEOs, the Committee considers market data and positions target pay for the

NEOs based on a number of factors, including experience and tenure of the executive, scope of responsibilities, business performance and individual performance.

The Committee generally reviews base salaries of our NEOs in February of each year. The chart below shows the 2023 and 2024 base salaries for each NEO (other than Mr. Amezquita), and the rationale for any base salary changes in 2024.

NEO	2023 Salary(1)	2024 Salary(1)	Rationale for 2024 Change
Michael O. Johnson	$1(2)	$1,280,000(2)	CEO Employment Agreement
John DeSimone	$20,000	$2,031(3)	CFO Employment Agreement
Stephan Gratziani	$615,000	$650,000(4)	Promotion to President
Frank Lamberti	$625,000	$625,000	No change
Henry Wang	$600,000	$600,000	No change

(1)   Base salaries as of December 31, 2023 and December 31, 2024, as applicable.

(2)   In October 2022, Mr. Johnson returned as Company’s Chairman and interim Chief Executive Officer, and in December 2022, the “interim” designation was removed and Mr. Johnson became the Company’s Chairman and Chief Executive Officer. Pursuant to his employment agreement entered into on December 22, 2022, Mr. Johnson received a salary of $1. Pursuant to the CEO Employment Agreement (defined below), Mr. Johnson’s base salary for 2024 was $1,280,000.

(3)   Pursuant to his employment agreement entered into on March 17, 2024, Mr. DeSimone’s salary is intended to only cover the cost of health benefits.

(4)   Effective January 2, 2024, Mr. Gratziani’s base salary increased from $615,000 to $650,000 in connection with his promotion to President.

Annual incentive awards

Our annual cash incentive plan is designed to motivate and reward the achievement of annual financial targets that create value for our stakeholders. The Committee sets financial performance targets each year, ensuring they align with the Company’s business strategy, current business conditions, and competitive practices within the Herbalife Peer Group.

Incentive bonus awards require Committee approval and continuous employment through the payment date. However, the Committee may, at its discretion, provide bonuses to terminated employees as part of severance agreements in exchange for a release of claims.

For 2024, the Committee approved performance targets that included equally weighted performance metrics: targeted Local Currency Net Sales, serving as a proxy for sales, and targeted Operating Income, subject to adjustments as discussed below. These performance metrics incentivize our named executive officers to grow the business and improve our profitability.

The Committee determines each executive officer’s target incentive opportunity based on their position, responsibilities, influence on Company results, and competitive pay practices among the Herbalife Peer Group.

The following table shows each NEO’s (other than Mr. Amezquita) 2024 target incentive opportunity, expressed in dollar terms and as a percentage of base salary:

NEO	Bonus Eligible Base Salary	Target Bonus
		(% of Salary)	$
Michael O. Johnson	$1,280,000	150%	$1,920,000
Stephan Gratziani(1)	$649,904	84.9871%	$552,335
John DeSimone	$5,102	0%	$0
Frank Lamberti	$625,000	80%	$500,000
Henry Wang	$600,000	80%	$480,000

(1)   Calculated using prorated salary for Mr. Gratziani due to salary changes during the year, as further outlined under “Base Salaries” above. On January 1, 2024, Mr. Gratziani’s annual target bonus opportunity was 80%, and effective January 2, 2024, increased to 85% in connection with his promotion to President.

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The following table summarizes the performance metrics, targets, weightings, actual performance and eligible payout percentages for the components of the 2024 annual incentive plan for our executive officers:

2024 Annual Incentive Plan Performance Metrics	Performance Metrics Weightings	2024 Target	2024 Results	2024 Results as a % of target	Payout as a % of Target	Weighted Payout
Operating income (millions)	50%	$351,213	$502,107(1)	143.0%	200.0%	100.0%
Local Currency Net Sales (millions)	50%	$5,207,775	$5,079,919	97.5%	87.7%	43.9%
					Total Payout Achieved:	143.9%

(1)   Operating Income presented as adjusted, as discussed below.

Executive bonuses

Executive bonuses are awarded based on achieving specific performance targets. Bonuses are given for results at or above 85% of the operating income target and 90% of local currency net sales. The payouts are capped at 110% of the operating income target and 105% of local currency net sales. If the results fall below 85% of the operating income or 90% of local currency net sales, no payout is given. Achieving 85% of the operating income or 90% of local currency net sales results in a 50% payout. For results at or above 110% of the operating income and 105% of local currency net sales, a 200% payout is awarded. The bonus scale uses linear interpolation for performance outcomes between these levels. This structure is designed to encourage realistic target-setting and prudent risk-taking, while also creating consequences for not meeting targets and capping potential payouts to avoid excessive incentive awards.

Targets and award determination

Annual financial performance targets are aligned to what we believe to be the expectations of our shareholders and what we believe is achievable at the time of the annual budget review process. The annual budget review for 2024 occurred in February 2024. Budget figures are built from the “bottom up” based on input from operating regions regarding trends in their respective markets, including the general economic environment, sale and consumption of our products, sales leader activity and retention, and the degree of risk in achieving forecasted revenue and expense levels.

For purposes of our annual incentive plan, the performance measures are defined and calculated as follows:

• Local Currency Net Sales is the Company’s total reported net sales, adjusted in the same manner that the Company adjusts for public presentations and annual bonus purposes, including but not limited to adjustments for changes attributable to mergers, acquisitions, and divestitures not assumed in the long-range forecast, adjusted for variances caused by changes in accounting guidelines during the period, and adjusted to reflect currency rates assumed in the long-range forecast.

•   Operating Income is the Company’s net sales less expenses, including royalty payments, costs of sales and general operating expenses adjusted for certain items, including without limitation currency fluctuations, which the Committee believes are not reflective of management’s performance and which are typically made public on a quarterly basis.

For 2024 annual incentive plan performance purposes, our Operating Income was calculated consistent with non-GAAP financial measures as presented in our quarterly earnings press releases, adjusting for: expenses related to our restructuring initiatives; gain on sale of property; and expenses related to our digital technology program. Our Operating Income was further adjusted, consistent with prior years, to include for bonus purposes, the impact of changes in currency exchange rates.

The growth in Operating Income allows for cost-effective volume point growth, promoting cost efficiencies and productivity enhancements throughout the Company.

We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our NEOs to deliver financial results, with the appropriate level of risk-taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value. Our NEOs have the opportunity to earn annual incentive awards provided that the Company achieves aggressive growth targets in Local Currency Net Sales and Operating Income. The Committee reviews and approves the performance metrics and weightings each year to ensure proper alignment of incentives.

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The following table summarizes the results for bonus purposes under the 2024 annual incentive plan as compared to the results in the preceding three years:

	Results for Bonus Purposes				2024 Target
	2021	2022	2023	2024
Operating Income ($, millions)	794.9(1)	610.5(2)	481.6(3)	502.1(4)	351.2
Local Currency Net Sales (millions)	7,098	6,379	5,801	5,080	5,208

(1)   Operating Income for 2021 was adjusted to exclude expenses related to legal accruals as described in the Company’s Form 10-K for the year ended December 31, 2021, China grant income, impact from changes in currency exchange rates, COVID-19 expenses that were not expected to recur once the effects have largely receded, our China growth program, non-income tax assessments, recoveries, and credits related to tax contingencies for prior years and expenses related to our transformation program. Operating Income for 2021 without any COVID-19 adjustments would be approximately $781.1 million.

(2)   Operating Income for 2022 was adjusted to exclude expenses related to COVID-19 expenses that are not expected to recur once the effects have largely receded; expenses related to our transformation program; charges related to the Russia-Ukraine conflict; expenses related to our digital technology program; and impact from changes in currency exchange rates. Operating Income for 2022 without any COVID-19 adjustments would be approximately $606.1 million.

(3)   Operating Income for 2023 was adjusted to exclude expenses related to our transformation program; expenses related to our digital technology program; non-income tax settlements; and impact from changes in currency exchange rates.

(4)   Operating Income for 2024 was adjusted to exclude expenses related to our restructuring initiatives; expenses related to our digital technology program; gain on sale of property; and impact from changes in currency exchange rates.

Long-term incentive awards

Long-term incentive awards are designed to provide a link to long-term shareholder value through equity awards for our executives. Each year, the Committee determines the form of equity grant.

Additional details of the 2024 equity awards made to our NEOs can be found below and in the tabular disclosure below under “2024 Grants of plan-based awards.”

2024 Long-term incentive awards — annual grant program

As discussed under “Long term incentive program design changes for 2025” above, due to the challenging macroeconomic environment and industry dynamics during 2023 and 2024, we strategically and temporarily paused the use of PSUs. During that time, setting multi-year performance goals was challenging. As such, the Committee opted for the May 2024 grant to be a mix of SARs and RSUs. For additional information regarding the rationale for the 2024 LTI mix and the go-forward 2025 LTI mix, please refer to “Long term incentive program design changes for 2025” above, where we also discuss reintroducing PSUs as a key component of our compensation framework going forward.

For 2024, the Committee set each named executive officer’s target long-term incentive value based on the executive’s position, scope of responsibilities, ability to influence Company results, and competitive pay practices among the Herbalife Peer Group. The table below shows each named executive officer’s 2024 target long-term incentive value and the allocation of that value

38	Executive compensation

between SARs and RSUs granted to the executives in May 2024. The Committee granted RSUs and SARs to the named executive officers to align the Company’s compensation program with general and peer group market practices, as well as align the interests of our named executive officers with those of our shareholders.

NEO	Target LTI Value	SAR grant value(1)	Total SARs awarded	RSU grant value	Total RSUs awarded
Michael O. Johnson	$8,000,000	$3,999,996	982,800	$3,999,992	495,662
John DeSimone	$7,250,000	$7,249,997	1,532,769	—	—
Stephan Gratziani(2)	$2,300,000	$1,724,999	349,190	$574,992	60,020
Frank Lamberti	$1,400,000	$1,049,997	212,550	$349,996	36,534
Henry Wang	$1,400,000	$1,049,997	212,550	$349,996	36,534
Alexander Amezquita(3)	$1,400,000	—	—	—	—

(1)   In December 2023, the Committee approved separate grants of 982,800 SARs, and 580,501 RSUs of which 84,839 immediately vested upon grant, to Mr. Johnson. In March 2024, the Committee approved a separate grant of 1,532,769 SARs to John DeSimone. All equity grants reflected in this table were made under the 2023 Plan. Grant values are set by the Committee and may vary slightly from amounts set forth in the 2024 Summary Compensation Table due in part to rounding down to the nearest whole unit in calculating the number of units granted on the grant date.

(2)   In December 2023, the Committee approved separate grants of 165,847 SARs and 27,881 RSUs, which were granted on February 16, 2024, to Mr. Gratziani in connection with his promotion from Chief Strategy Officer to President.

(3)   Effective March 17, 2024, Mr. Amezquita ceased to serve as the Company’s Chief Financial Officer.

Restricted stock units

The 2024 RSUs awarded to each of our NEOs, other than Mr. Johnson, will vest in three equal annual installments subject to the NEO’s continuous employment through each vesting date. The number of RSUs that vest on each vesting date is settled in an equivalent number of shares of common stock.

Stock appreciation rights

The 2024 SARs awarded to each of our NEOs, other than Messrs. Johnson and DeSimone, will vest in three equal annual installments subject to the NEO’s continuous employment through each vesting date. The SARs’ exercise price is equal to our share price on the date of grant. Vested SARs may be exercised at any time until the tenth anniversary of the grant date. Upon exercise, an NEO will receive shares with a value equal to the product of (i) the number of SARs exercised and (ii) an amount equal to the excess of the SARs’ exercise price over the share price on the date of exercise.

The vesting schedules for Messrs. Johnson and DeSimone are described under “Employment and severance agreements.”

2022 PSU Results. Each of the NEOs, other than Messrs. Johnson and Gratziani, were granted PSUs in February 2022, the vesting of which were subject to the Company’s achievement level for two performance metrics set by the Committee as measured over a three-year performance period beginning January 1, 2022 and ending December 31, 2024, subject further to continued Company service. Each metric made up one-half of the 2022 PSU award granted to such NEOs, comprised of: Local Currency Net Sales (as defined above) and Adjusted EBIT (as defined below). Each metric is weighted equally to determine total payout and linear interpolation is used to determine the number of PSUs earned and vested for performance. In February 2025, following completion of the performance period and assessment of the performance metrics outlined below, the Committee found the performance metrics did not meet threshold performance requirements, resulting in 0% payout for the 2022 PSU awards.

2022 PSU Results

2022-2024 Performance Period

2021 PSU Performance Metrics	Performance Metrics Weightings	Criteria Range	Performance Based Eligibility Range	Actual Achievement	Actual% Achievement	Actual% Payout
Local Currency Net Sales (in billions)	50%	<$16.16 – $22.82	0% – 200%	$16.050	84.4%	0%
Adjusted EBIT (in billions)(1)	50%	<$1.91 – $2.81	0% – 200%	$1.741	77.5%	0%
Actual Total Payout:						0%

(1)   For purposes of 2022 PSU performance metrics, Adjusted EBIT is the Company’s earnings before interest or tax, adjusted in the same manner that the Company makes adjustments for public presentations and annual bonus purposes, including but not limited to adjustments to eliminate the impact of changes in currency exchange rates; tax settlement cost or accruals (non-income tax) relating to tax contingencies for tax matters related to periods prior to the beginning of the applicable performance period; long-term asset impairment charges; inventory reserves related to defective raw materials and finished goods obtained from third parties; expenses related to attacks on the Company’s business model, regulatory inquiries and regulatory settlements; litigation costs and settlements not budgeted for in the long-range forecast; impact from business acquisitions and dispositions; impact from new accounting pronouncements adopted; and one-time costs related to internal restructuring transactions.

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Equity award grant policy

It is the Company’s policy to make annual equity grants to all eligible employees during an “open trading window”, which typically begins the second trading day following our release of quarterly financial results. We also follow a quarterly grant approval process where awards are authorized for newly-hired employees and to newly promoted executives other than our executive officers. All annual equity awards made to our NEOs and other executives are made pursuant to this equity grant policy, which was approved by the Committee. During 2024, the Committee did not consider material nonpublic information when determining the timing or terms of equity awards, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Committee did not grant SARs to any NEO in 2024 during the period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-K, Form 10-Q or Form 8-K that disclosed material nonpublic information. The Company also maintains an Employee Stock Purchase Plan. Pursuant to the terms of the Employee Stock Purchase Plan, purchases under the plan are based on the closing stock price on the last trading day of each fiscal quarter.

We encourage all Section 16 officers to utilize a Rule 10b5-1 trading plan when exercising or selling any of the Company’s equity.

Anti-hedging/pledging policies

Because hedging transactions often result in the establishment of a short position in Company securities and limit or eliminate an employee’s ability to profit from an increase in value of a company’s securities, Company policy prohibits all employees, including Section 16 Officers, and all members of the Board from entering into hedging transactions with respect to the Company’s Common Shares. In addition, the Company has a policy that prohibits executives and directors from pledging their Common Shares as collateral for a loan or for any other purpose.

Insider trading policies and procedures

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The full text of our insider trading policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Clawback policy

The Board has adopted a Rule 10-D-1 clawback policy, compliant with the requirements of the SEC and NYSE listing standards, that includes a mandatory clawback of excess cash and equity incentive compensation earned by our Section 16 Officers. Specifically, in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under federal securities laws, the Board or its Compensation Committee shall, among other things, recoup any excess incentive compensation paid to an executive that was based upon the achievement of financial results that were subsequently restated. The Company’s Amended and Restated 2023 Stock Incentive Plan provides that all awards made thereunder are subject to the Company’s clawback policies.

Benefits and perquisites

The Company’s U.S.-based employees, including the NEOs, participate in a variety of savings, health and welfare and paid time-off benefits typically provided by competitors for the services of the Company’s employees. Health and welfare and paid time-off benefits help the Company maintain a healthy, productive and focused workforce.

In addition, in fiscal year 2024, our NEOs were eligible to participate in the following executive benefits and perquisites:

•   Retirement Benefits — Our NEOs participate in our tax-qualified 401(k) Plan and our Senior Executive Deferred Compensation Plan described in more detail under “Non-Qualified Deferred Compensation Plans.” We maintain these plans for the purposes of providing a competitive benefit, allowing NEOs an opportunity to defer compensation to encourage our NEOs to save for retirement. The 401(k) plan provides an employer match on the first 4% of employee deferral at 100%. On the next 2% of employee deferral, the employer match is 50%. The annual maximum employee deferral is $23,000 plus an additional $7,500 if over the age of 50. Employer matching contributions vest 100% after two years of service.

• Employee Stock Purchase Plan — Our NEOs are eligible to participate in our broad-based Employee Stock Purchase Plan, or ESPP. The ESPP generally allows all U.S.-based employees and officers to purchase Common Shares through payroll deductions of up to 10% of their annual, eligible compensation up to a maximum of $25,000 per year. The price of Common Shares purchased under the ESPP is equal to 85% of the fair market value of the Common Shares on the specified purchase date. We maintain the ESPP for the purpose of providing eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company’s success by purchasing Common Shares through payroll deductions.

40	Executive compensation

• Life Insurance — We provide basic life insurance coverage of 200% of base salary up to a maximum of $2,000,000 to our executives and up to $1,000,000 to all other eligible employees. This is a fully insured benefit. Employees are taxed on their imputed income from this benefit on coverage exceeding $50,000.

The Company does not provide perquisites to executive officers that are not provided to other employees, other than the spousal or partner travel reimbursement, which we provide to support important business objectives, and a private jet allowance for personal usage equal to $500,000 by Mr. Johnson in accordance with the terms of his 2025 employment agreement, as further described below. As it relates to the spousal or partner travel reimbursement, building strong relations with Herbalife Members is critical to our business. We host worldwide Member events to continue to strengthen our relations with Herbalife Members and encourage our senior executives to invite their spouses or partners, as the case may be, to attend certain international Member events to help foster and build relationships with Herbalife Members and their spouses or partners. Beginning August 2018, we reimburse senior executives for authorized travel expenses of an accompanying spouse or partner to Member events, including any related tax impact, in support of the Company’s business.

Employment and severance agreements

Other than Mr. Johnson (who is not eligible under the terms of his 2025 employment agreement), our NEOs participate in the Herbalife International of America, Inc. Executive Officer Severance Plan, or the Severance Plan, which provides for certain benefits upon death, disability, resignation by the executive with good reason or termination by the Company without cause. For additional details regarding the Severance Plan, please see “Potential Payments Upon Termination or Change in Control.”

Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate. The Company requires a general release in connection with the individual separation agreements. Additional payments may be approved by the Committee in some circumstances, especially where the Company desires particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms.

The Company’s Amended and Restated 2023 Stock Incentive Plan and equity compensation awards granted to the NEOs contain change in control and termination provisions. In general, these arrangements provide for benefits upon a termination of such executive’s employment in connection with a change in control. Accelerated vesting of equity-based awards is generally triggered when a change in control event occurs and either the acquiring or surviving entity fails to assume or continue the stock-based award or the executive is involuntarily terminated, other than for disability, cause or gross misconduct, within a certain period of time after the effective date of the change of control event. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. Based on a competitive analysis of the severance and change in control arrangements maintained by the companies in the Herbalife Peer Group, the Committee believes that these benefits are customary among the Herbalife Peer Group for executives in similar positions. Please refer to the discussion under “Potential Payments Upon Termination or Change in Control” for a more detailed discussion of our severance and change in control arrangements.

The Company provides these benefits to NEOs to support their ability to assess and execute corporate opportunities in the best interests of shareholders without concern for the impact on their continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control. We believe the severance and change of control benefits strike a balance between providing sufficient protections for the NEO while still providing post-termination compensation that we consider reasonable and in the interests of the Company and our shareholders.

Michael Johnson

On February 6, 2025, we entered into a new employment agreement with Mr. Johnson, or the 2025 CEO Agreement. Pursuant to the 2025 CEO Agreement, the payments and benefits to which Mr. Johnson is entitled to include (i) annual base salary of $1,280,000, (ii) eligibility for an annual bonus targeted at $1,920,000 (with a maximum bonus of 200% of target), and (iii) equity incentive awards having a grant date fair value equal to $8,000,000, or the Equity Awards. Pursuant to the CEO Employment Agreement, the Equity Awards will be the same type and mix (if any) of equity incentive awards as those granted to the Company’s Executive Vice Presidents for fiscal year 2025 under the 2023 Plan. In connection with his transition to the role of Executive Chairman on May 1, 2025, Mr. Johnson’s salary will be reduced to $740,741, and his annual bonus target will be reduced to equal to 125% of his base salary. Mr. Johnson will remain eligible for Equity Awards with a grant date fair value equal to $8,000,000 (of which $2,666,666 is in connection with 4 months of service as Chief Executive Officer beginning from January 1, 2025 through May 1, 2025, plus $5,333,334 for 12 months of service from May 1, 2025 as Executive Chairman).

The Equity Awards will vest, subject to continued service through the applicable vesting date as an employee and/or member of the Board, in two installments, 50% on the first anniversary of the date on which they are granted, or the Grant Date, and 50% on the date of the Company’s Annual General Meeting of Shareholders in

Executive compensation	41

2026. The SARs granted as part of the Equity Awards will remain outstanding for the full ten-year term unless Mr. Johnson’s employment is terminated for “cause” (as defined in the applicable award agreement). The PSU performance metrics will be the same as those for the Company’s Executive Vice Presidents, except that the vesting of the PSUs will be subject to achievement of cumulative goals set for fiscal years 2025 and 2026. Notwithstanding the foregoing, if (i) Mr. Johnson voluntarily resigns as Chief Executive Officer or Executive Chairman, as applicable, prior to the date of the Company’s Annual General Meeting of Shareholders in 2026, the unvested portion of the Equity Awards will be forfeited; (ii) Mr. Johnson is terminated as Chief Executive Officer or Executive Chairman, as applicable, without “cause” (as defined in the applicable award agreement) or is not re-elected or nominated by the Company for election to the Board, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, the Equity Awards shall accelerate based on the number of days Mr. Johnson was providing continuous service as an employee and/or member of the Board during the vesting period and, for any PSUs, the Company’s achievement with respect to the applicable performance metric(s); or (iii) Mr. Johnson is involuntarily terminated from his position as Chief Executive Officer or Executive Chairman, as applicable, within twenty-four (24) months following a “change in control” (as defined in the Plan), the Equity Awards will be subject to acceleration as provided in Section 15(c) of the 2023 Plan. Mr. Johnson will continue to not be eligible to participate in the Herbalife International of America, Inc. Executive Officer Severance Plan.

In connection with the CEO Employment Agreement as in effect on December 31, 2024, Mr. Johnson received the CEO Equity Awards. Pursuant to the CEO Employment Agreement, if: (i) Mr. Johnson is terminated as Chief Executive Officer and as a member of the Board without “cause” (as defined in the applicable award agreement), then, subject to his execution and non-revocation of a general release of claims in favor of the Company, the CEO Equity Awards shall vest pro-rata based on the number of days Mr. Johnson was providing continuous service as an employee and/or member of the Board during the vesting period and, for any PSUs, the Company’s achievement with respect to the applicable performance metric(s); (ii) the Board appoints a new non-interim Chief Executive Officer with an employment start date in 2025, the CEO Equity Awards shall accelerate based on the number of days Mr. Johnson was providing continuous service as Chief Executive Officer in 2025 and, for any PSUs, the Company’s achievement with respect to the applicable performance metric(s); or (iii) Mr. Johnson is involuntarily terminated within twenty-four (24) months following a “change in control” (as defined in the 2023 Plan), the CEO Equity Awards will be subject to acceleration as provided in Section 15(c) of the 2023 Plan.

John DeSimone

On March 27, 2024, the Company and Herbalife International America, Inc. executed an employment agreement with John DeSimone in connection with his appointment as the Company’s Chief Financial Officer, or the CFO Employment Agreement, effective March 17, 2024. The CFO Employment Agreement has a term through March 26, 2026, and entitles Mr. DeSimone to an award of SARs having a grant date fair value of $7,250,000, or the CFO SARs. The CFO SARs vest in two installments, 50% on the first anniversary of the date on which they were granted, or the DeSimone Grant Date, and 50% on the second anniversary of the DeSimone Grant Date. The CFO SARs award has a ten-year term. Notwithstanding the foregoing, if: (i) Mr. DeSimone voluntarily resigns as Chief Financial Officer prior to the second anniversary of the DeSimone Grant Date or is terminated for “cause” (as defined in the applicable award agreement), all unvested CFO SARs will be forfeited; (ii) Mr. DeSimone is terminated as Chief Financial Officer without “cause”, then, subject to his execution and non-revocation of a general release of claims in favor of the Company, a pro-rata portion of the CFO SARs award will immediately vest based on the number of full months Mr. DeSimone was employed by the Company during the applicable vesting period, or (iii) Mr. DeSimone is involuntarily terminated from his position as Chief Financial Officer within twenty-four (24) months following a “change in control” (as defined in the 2023 Plan), the CFO SARs are subject to acceleration as provided in Section 15(c) of the 2023 Plan.

Alexander Amezquita

Effective March 17, 2024, Alex Amezquita ceased to serve as the Company’s Chief Financial Officer. Mr. Amezquita continued to serve as an employee of the Company until June 14, 2024. In connection with his termination of employment, in exchange for a release of claims, Mr. Amezquita received cash severance payments in the amount of $1,410,364, representing one year of his base salary, pursuant to the Severance Plan, and the value of a prorated portion (reflecting the portion of the vesting period he was employed by the Company) of the RSUs Mr. Amezquita received on December 9, 2022, plus a prorated annual bonus earned for the portion of 2024 he was employed by the Company based upon actual performance for the year. All other unvested equity-based awards held by Mr. Amezquita terminated upon his termination of employment.

Compensation advisor

The Committee is authorized by its charter to retain independent compensation consultants and other advisors. In 2024, the Committee engaged Meridian Compensation Partners, LLC to serve as its independent

42	Executive compensation

consultant and to assist in evaluating our executive compensation programs and in setting executive officer compensation. Meridian reports directly to the Committee.

During its period of engagement in 2024, Meridian regularly participated in Committee meetings and provided analyses and recommendations that inform the Committee’s decisions; identified peer group companies for competitive market comparisons; evaluated market pay data and competitive-position benchmarking; provided analyses and inputs on program structure, performance measures, and goals; provided updates on market trends and the regulatory environment as it relates to executive compensation; reviewed various management proposals presented to the Committee related to executive and board compensation; and worked with the Committee to validate and strengthen the pay-for-performance relationship.

The Committee assessed the independence of Meridian. In its assessment, the Committee considered the following factors specified in the NYSE listing standards: (i) the provision of other services by the consulting firm to the Company; (ii) the amount of fees paid as a percentage of the total revenue of the consulting firm; (iii) the policies and procedures of the consulting firm that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consultant with a member of the Committee; (v) any stock of the Company owned by the consultant; and (vi) any business or personal relationship of the consultant or consulting firm with an executive officer of the Company. Meridian provided the Committee with confirmation of its independent status. Based on this evaluation, the Committee has determined that Meridian met the criteria for independence and that its work with the Committee during fiscal year 2024 did not raise any conflicts of interest.

Executive compensation	43

Peer group

Our level of compensation for our NEOs was compared to compensation paid by the Herbalife Peer Group. The criteria used to identify the Herbalife Peer Group were: (1) principal operations in the U.S. with an international presence — we operate in 95 markets around the world in a highly regulated business where approximately 79% of our net sales for the year ended December 31, 2024, were generated outside of the United States; (2) financial scope — our management talent should be similar to that of companies of a similar size in terms of revenues and market capitalization; (3) industry — we compete for talent with other companies in consumer product related industries; and (4) common “peer of peers” — we examined companies that are most frequently considered peers by Herbalife’s peers. Annually, the Committee reviews the peer group and updates the group as appropriate.

With respect to pay decisions regarding 2024 NEO compensation, the industry peer group was comprised of the seventeen 17 companies listed below. All of the peer companies were within the range of approximately 25% and 240% of Herbalife’s trailing twelve-month revenues at the time the peer group was established in July 2023. The peer group median revenue of $5.4 billion and median market capitalization of $5.4 billion, in each case at the time the Herbalife Peer Group was established, were comparable to those of Herbalife. During this period, the Herbalife Peer Group consisted of the following:

Company	Industry	Revenue (last twelve months)* ($ millions)	Market capitalization* ($ millions)
BellRing Brands, Inc.	Personal Care Products	$2,099	$9,717
Campbell Soup Co	Packaged Foods and Meats	$10,119	$12,485
Church & Dwight Inc.	Household Products	$6,107	$25,654
The Clorox Company	Household Products	$7,165	$20,103
Conagra Brands, Inc.	Packaged Foods and Meats	$11,929	$13,246
Coty Inc.	Personal Care Products	$6,090	$6,054
Edgewell Personal Care Co	Personal Care Products	$2,243	$1,637
Hain Celestial Group Inc.	Packaged Foods and Meats	$1,663	$555
International Flavors & Fragrances	Specialty Chemicals	$11,484	$21,618
The J.M. Smucker Company	Packaged Foods and Meats	$8,788	$11,719
Medifast, Inc.	Personal Care Products	$6,724	$20,452
McCormick & Co, Inc.	Packaged Foods and Meats	$602	$188
Nu Skin Enterprises Inc.	Personal Care Products	$1,732	$343
Post Holdings Inc.	Packaged Foods and Meats	$7,932	$6,659
Spectrum Brands Holdings, Inc.	Household Products	$2,972	$2,370
TreeHouse Foods, Inc.	Packaged Foods and Meats	$3,354	$1,799
Tupperware Brands Corp	Housewares and Specialties	N/A	N/A
Herbalife Ltd.	Personal Care Products	$4,993	$674
Percentile Rank		44%	14%

*     Effective as of December 31, 2024 (with information available as of March 5, 2025).

The Committee reviewed the Herbalife Peer Group in July 2024, and approved the removal of Tupperware Brands Corp from the Peer Group, which is effective for 2025 pay decisions.

44	Executive compensation

Tax implications

Section 162(m) of the Code

The Committee takes into account the tax and accounting implications (including with respect to the expected lack of deductibility under Section 162(m) of the Internal Revenue Code) when making compensation decisions, but reserves its right to continue to make compensation decisions based on other factors if it determines that it is in the best interests of the Company and its shareholders to do so. Further, interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the control of the Committee, may affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible in the future.

Compensation Committee report

The Compensation Committee of the Board of Directors is currently composed of three independent directors. The Compensation Committee oversees the Company’s compensation program on behalf of the Board. The Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2025 Annual General Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Maria Otero (Chair)

Celine Del Genes

Perkins Miller

Don Mulligan

Executive officers of the registrant

Executive Officer	Age	Position with the company	Officer since
Michael O. Johnson	70	Chairman and Chief Executive Officer	2022
Stephan Gratziani	56	President	2024
John DeSimone	58	Chief Financial Officer	2009
Frank Lamberti	52	Chief Commercial Officer	2022
Henry C. Wang	55	Chief Legal Officer and Corporate Secretary	2018

Set forth below is a brief description as of the date hereof regarding the business experience of all executive officers other than Mr. Johnson, who is also a director and whose business experience is set forth under “— Proposals to be voted on at the meeting — Proposal 1: The election of directors”. Each executive officer serves for a term established by the Board.

Mr. Gratziani is the President of the Company and has held this position since January 2024. Mr. Gratziani previously served as the Company’s Chief Strategy Officer from August 2023 to January 2024. Mr. Gratziani also served on the Company’s Board from April 2023 to August 2023. Prior to becoming an employee of the Company, Mr. Gratziani served as an independent Herbalife distributer for over 32 years. During his time as an independent distributor, Mr. Gratziani expanded his Herbalife business to 70 markets across North America, South America, Europe, and Asia. He was named to the Company’s Chairman’s Club in 2010, and in 2018, he achieved the highest distributor level of Founder’s Circle. Mr. Gratziani was also recognized as one of Herbalife’s top 3 independent distributors in the world for 2022. As a distributor leader, he has been an integral member of various strategy and planning groups for the Company and brings a strong analytics background and innovative entrepreneurism.

Mr. DeSimone is the Chief Financial Officer of the Company and has held this position since March 2024. From 2023 to 2024, Mr. DeSimone served as a Special Advisor to the Chief Executive Officer. Mr. DeSimone previously served as the Company’s Co-President and Chief Strategic Officer from May 2018 until March 2020. From January 2010 until May 2018, Mr. DeSimone served as the Company’s Chief Financial Officer. Mr. DeSimone joined the Company in November 2007 as Senior Vice President, Corporate Financial Planning and Analysis and was promoted to the position of Senior Vice President, Finance & Distributor Operations in January 2009. Mr. DeSimone received his Bachelor of Science in Business Administration from Bryant College (now known as Bryant University).

Executive compensation	45

Mr. Lamberti is the Company’s Chief Commercial Officer and has held this position since March 2024. Mr. Lamberti previously served as the Company’s Chief Operating Officer and Regional President of the Americas from to July 2022 to July 2023. Mr. Lamberti served as the Company’s Executive Vice President, Distributor and Customer Experience and Chief of Staff from August 2021 to July 2022, and he served as the Company’s Executive Vice President, Distributor and Customer Experience from August 2017 to August 2021. Prior to such roles, Mr. Lamberti held progressive roles and responsibilities at the Company over various finance and operations functions, having joined the Company in 2005. Mr. Lamberti has a Bachelor of Science degree in Business Management from Florida Atlantic University.

Mr. Wang is the Chief Legal Officer and Corporate Secretary of the Company. He has been the Chief Legal Officer since May 2024. Mr. Wang was previously the Executive Vice President, General Counsel from May 2018 to May 2024 and has been the Corporate Secretary since February 2019. Mr. Wang was Senior Vice President, Deputy General Counsel and Chief Compliance Officer from August 2016 to May 2018. Mr. Wang joined the Company in December 2013 as Senior Vice President, Associate General Counsel, from the law firm of Lee, Tran, Liang and Wang LLP. Prior to that, he was a partner at Manatt, Phelps & Philips LLP, and Reed Smith LLP. Mr. Wang holds a bachelor’s degree from University of California, Berkeley and a Juris Doctor from Tulane University Law School.

2024 Summary compensation table

The following table sets forth the total compensation for the fiscal years ended December 31, 2024, 2023 and 2022, of our NEOs.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)	Total ($)
Michael O. Johnson	2024	1,230,769	—	4,684,643	3,999,996	2,762,155	529,956(3)	13,207,519
Chairman and Chief	2023	1	250,000	—	—	684,657	$341,907	1,276,565
Executive Officer	2022	1		5,134,987	5,000,000	—	204,030	10,339,018
John DeSimone*	2024	6,274	—	—	7,249,997	—	1,405(4)	7,257,676
Chief Financial	—	—	—	—	—	—	—	—
Officer	2022	562,873		2,249,961	—	—	23,435	2,836,269
Stephan Gratziani*	2024	648,519		799,991	2,399,996	794,601	1,017,934(5)	5,661,041
President	—	—		—	—	—	—	—
	—	—		—	—	—	—	—
Frank Lamberti	2024	625,000		349,996	1,049,997	1,000,000	7,768(6)	3,032,761
Chief Commercial	2023	605,096		349,989	1,049,990	213,308	11,259	2,229,642
Officer	2022	566,500		1,849,960	—	—	14,409	2,430,869
Henry Wang	2024	600,000		349,996	1,049,997	690,539	17,934(7)	2,708,466
Chief Legal Officer	2023	590,385		349,996	1,049,995	265,399	15,534	2,271,309
and Corporate	2022	550,000		2,299,959	—	—	13,734	2,863,693
Secretary
Alexander Amezquita	2024	312,500	—	—	—	326,245	1,426,251(8)	2,064,996
Former Chief Financial	2023	610,577	—	349,996	1,049,995	277,478	23,704	2,311,750
Officer	2022	540,385	—	2,299,959	—	—	21,972	2,862,316

*     Mr. Gratziani was a NEO for the first time in 2024. Accordingly, only information relating to Mr. Gratziani’ s fiscal year 2024 compensation is included in the compensation tables and related discussions of NEO compensation. Mr. DeSimone was not an NEO in 2023. Also, Mr. DeSimone was the Chief Strategic Officer in 2022.

(1)   Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation.” See Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(2)   Incentive plan amounts determined as more specifically discussed under “— Compensation discussion and analysis — Annual incentive awards & long-term incentive program — Targets and award determination.”

46	Executive compensation

(3)   Amounts disclosed in this column for Mr. Johnson for 2024 include: (1) $529,272 non-business use of private aircraft and (ii) $684 in Company-paid premiums for executive life insurance. The Company determines the aggregate incremental cost of personal usage of Company chartered aircraft based on actual costs or charges incurred. For income tax purposes, the amounts included in Mr. Johnson’s income are calculated based on the standard industry fare level valuation method.

(4)   Amounts disclosed in this column for Mr. DeSimone for 2024 include: (i) $513 in Company-paid premiums for executive life insurance; and (ii) $892 in Company paid 401(k) matching contributions.

(5)   Amounts disclosed in this column for Mr. Gratziani for 2024 include: (i) $684 in Company-paid premiums for executive life insurance; (ii) $17,250 in Company paid 401(k) matching contributions; and (iii) $1,000,000 as payment for the suspension of his distributorship.

(6)   Amounts disclosed in this column for Mr. Lamberti for 2024 include: (i) $684 in Company-paid premiums for executive life insurance; and (ii) $7,084 in Company paid 401(k) matching contributions.

(7)   Amounts disclosed in this column for Mr. Wang for 2024 include: (i) $684 in Company-paid premiums for executive life insurance; and (ii) $17,250 in Company paid 401(k) matching contributions.

(8)   Amounts disclosed in this column for Mr. Amezquita for 2024 include: (i) $342 in Company-paid premiums for executive life insurance; (ii) $15,544 in Company paid 401(k) matching contributions; (iii) $1,410,364 paid pursuant to the Separation Agreement and General Release entered into between the Company’s subsidiary, Herbalife International of America, Inc. and Mr. Amezquita.

2024 Grants of plan-based awards

The following table sets forth all grants of plan-based awards made to the NEOs during the fiscal year ended December 31, 2024. For further discussion regarding the grants see “— Compensation discussion and analysis — Long-term incentive awards.”

NEO	Grant Date(1)	Estimated future payouts under non-equity incentive plan awards(2)		Estimated future payouts under equity incentive plan awards	All other stock awards: number of shares or stock units(1) (#)	All other SAR awards: number of securities underlying SARS(1) (#)	Exercise or base price of SAR Awards ($/share)	Grant date fair value of Stock and SAR Awards ($)
		Target ($)	Maximum ($)	Target (#)
Michael O. Johnson		1,920,000	2,762,155
	02/16/2024				580,501			4,684,643
	02/16/2024					982,800	8.07	3,999,996
John DeSimone		—	—
	03/25/2024					1,532,769	9.33	7,249,997
Stephan Gratziani		552,335	794,601
	02/16/2024				27,881			225,000
	02/16/2024					165,847	8.07	674,997
	05/03/2024				60,020			574,992
	05/03/2024					349,190	9.58	1,724,999
Frank Lamberti		500,000	1,000,000
	05/03/2024				36,534			349,996
	05/03/2024					212,550	9.58	1,049,997
Henry Wang		480,000	690,539
	05/03/2024				36,534			349,996
	05/03/2024					212,550	9.58	1,049,997
Alexander Amezquita(3)	—	—	—		—	—	—	—

(1)   The Committee approved the annual equity awards in May 2024. In December 2023, the Committee approved separate grants of 982,800 SARs, and 580,501 RSUs of which 84,839 immediately vested upon grant, to Mr. Johnson, and 165,847 SARs and 27,881 RSUs to Mr. Gratziani. In March 2024, the Committee approved a separate grant of 1,532,769 SARs to John DeSimone. All equity grants reflected in this table were made under the 2023 Plan. Grant values are set by the Committee and may vary slightly from amounts set forth in the 2023 Summary Compensation Table due in part to rounding down to the nearest whole unit in calculating the number of units granted on the grant date.

(2)   Calculated using prorated salaries due to NEO salary changes during the year, as further outlined under “Base Salaries” above.

(3)   Mr. Amezquita departed from the Company in March 2024 and was no longer eligible under the 2024 annual incentive plan.

Executive compensation	47

Narrative disclosure to summary compensation table and grants of plan-based awards

Equity Awards. In fiscal year 2024, we granted each of our NEOs long-term performance-based compensation in the form of SARs and RSUs. All equity awards shown in this table were granted under the 2023 Plan. SARs awarded to our NEOs in fiscal year 2024 will vest, subject to continued employment, over 3 years. RSUs awarded to our NEOs in fiscal year 2024 will vest, subject to continued employment over 3 years. The circumstances pursuant to which the equity awards have accelerated vesting are described below in the section entitled “Potential Payments Upon Termination or Change in Control.” For additional information regarding the rationale for the 2024 LTI mix and the go-forward 2025

LTI mix, please refer to “Long term incentive program design changes for 2025” above, where we also discuss reintroducing PSUs as a key component of our compensation framework.

Non-Equity Incentive Plan Compensation Awards. These amounts reflect the potential threshold, target and maximum annual incentive bonus awards payable to our NEOs as annual incentive bonuses for fiscal year 2024. Target bonus amounts assume achievement of the objective goals at the target amounts. Maximum bonus amounts assume achievement of the objective goals at the maximum for a payout of 200% of target. The NEOs received actual bonuses for fiscal year 2024 in the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table.

48	Executive compensation

Outstanding equity awards at 2024 fiscal year-end

The following table sets forth equity awards of the NEOs outstanding as of December 31, 2024.

NEO	Grant Date	Option/Stock Appreciation Right Awards				Stock Awards
		Number of securities underlying unexercised options/SARs exercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options/SARs (#)	Exercise Price ($)	Expiration date	Equity incentive plan awards: number of unearned stock units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael O. Johnson	12/22/2022	783,699		14.45	12/22/2032(1)
	02/16/2024		982,800(2)	8.07	02/16/2034
	02/16/2024					495,662(3)	$3,315,979
John DeSimone	05/19/2016	116,560		31.255	05/09/2026(1)
	02/27/2017	122,528		28.595	02/27/2027(1)
	02/25/2022					9,214(4)	$61,642
	02/16/2023	72,282(5)	144,565	20.17	02/16/2033
	02/16/2023					65,940(6)	$441,139
	03/25/2024		1,532,769(2)	9.33	03/25/2034
Stephan Gratziani	08/04/2023	235,404(2)	235,405	18.61	08/04/2033
	11/03/2023	51,622(5)	103,245	13.26	11/03/2033
	11/03/2023					17,597(6)	$117,724
	02/16/2024		165,847(5)	8.07	02/16/2034
	02/16/2024					27,881(6)	$186,524
	05/03/2024		349,190(5)	9.58	05/03/2034
	05/03/2024					60,020(6)	$401,534
Frank Lamberti	03/02/2015	14,070		15.220	03/02/2025(1)
	02/29/2016	12,540		27.375	02/28/2026(1)
	05/09/2016	30,231		31.255	05/09/2026(1)
	02/27/2017	31,779		28.595	02/27/2027(1)
	02/25/2022					2,662(4)	$17,809
	05/04/2023	26,682(5)	53,367	13.60	05/04/2033
	05/04/2023					7,966(6)	$53,293
	08/04/2023	21,477(5)	42,955	18.61	08/04/2033
	08/04/2023					6,717(6)	$44,937
	05/03/2024		212,550(5)	9.58	05/03/2034
	05/03/2024					36,534(6)	$244,412
Henry Wang	05/09/2016	9,040		31.255	05/09/2026(1)
	02/27/2017	12,288		28.595	02/27/2027(1)
	02/25/2022					4,505(4)	$30,138
	05/04/2023	57,470(5)	114,493	13.60	05/04/2033
	05/04/2023					17,157(6)	$114,780
	05/03/2024		212,550(5)	9.58	05/03/2034
	05/04/2023					36,534(6)	$244,412
Alexander Amezquita	—	—	—	—	—	—	—

(1)   These SARs were fully vested as of December 31, 2024.

(2)   Subject to continued employment, these SARs vest annually, 50% on the first anniversary and 50% on the second anniversary of the grant date.

(3)   Subject to continued employment, these RSUs vest annually, 50% on the first anniversary and 50% on the second anniversary of the grant date.

(4)   Subject to continued employment, these RSUs vest annually, 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the grant date.

(5)   Subject to continued employment, these SARs vest 1/3 each year on the anniversary of the grant date for three years.

(6)   Subject to continued employment, these RSUs vest 1/3 each year on the anniversary of the grant date for three years.

Executive compensation	49

2024 Option exercises and stock vested

The following table sets forth information with respect to Common Shares acquired upon the exercise of stock options/SARs and the vesting of stock awards of the NEOs during the fiscal year ended December 31, 2024.

NEO	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Michael O. Johnson	—	—	257,849	1,805,756
John DeSimone	—	—	52,834(1)	463,140
Stephan Gratziani	—	—	8,798	68,888
Frank Lamberti	—	—	107,716(1)	880,914
Henry Wang	—	—	110,687(1)	906,266
Alexander Amezquita	—	—	14,590(1)	141,196

(1)   Number includes PSUs that were acquired in February 2024, following certification of the performance thresholds by the Compensation Committee once the performance metrics results were available.

2024 Non-qualified deferred compensation table

The following table sets forth all non-qualified deferred compensation of the NEOs for the fiscal year ended December 31, 2024 pursuant to the Herbalife International of America, Inc. Senior Executive Deferred Compensation Plan, effective January 1, 1996, as amended and restated, or the Senior Executive Plan.

NEO	Executive contributions in last FY ($)	Company contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distribution ($)	Aggregate balance at last FYE ($)
Michael O. Johnson	—	—	—	—	—
John DeSimone	269	—	136,031	—	982,235(2)
Stephan Gratziani	—	—	—	—	—
Frank Lamberti	—	—	4,657	82,830	42,850
Henry Wang	—	—	—	—	—
Alexander Amezquita	12,500	—	8,562	—	111,116(3)

(1)   Amounts reported as compensation in “All Other Compensation” in the “2024 Summary Compensation Table”. Each amount represents contributions earned in 2024 but credited to the NEO’s account in 2025 and thus not part of the “Aggregate balance at last FYE.”

(2)   Includes $468,092 for Mr. DeSimone for the reported years 2012 to 2022, which have been included in the Summary Compensation Table of the Company’s previously filed proxy statements.

(3)   Includes $84,898 for Mr. Amezquita for the reported years 2012 to 2023, which have been included in the Summary Compensation Table of the Company’s previously filed proxy statements.

50	Executive compensation

Non-qualified deferred compensation plans.    We maintain the Senior Executive Plan, which covers all eligible employees at the rank of Senior Vice President and higher.

The Senior Executive Plan is unfunded and benefits are paid from the Company’s general assets, except that the Company has contributed amounts to a “rabbi trust” which assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The Senior Executive Plan allows eligible employees, who are selected by the administrative committee that manages and administers the plan, or the Deferred Compensation Committee, to elect annually to defer up to 75% of their annual base salary and up to 100% of their annual bonus for each calendar year, or the Annual Deferral Amount. We make matching contributions on behalf of each participant in the Senior Executive Plan, which matching contributions are 100% vested at all times.

Effective January 1, 2013, the matching contribution under the Senior Executive Plan was changed to 3.5% of a participant’s annual base salary in excess of the qualified plan annual compensation limit and the amount by which deferrals reduce 401(k) eligible pay below the IRS limit.

Each participant in the Senior Executive Plan may determine how his or her Annual Deferral Amount and matching contributions, if any, will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred Compensation Committee. The Senior Executive Plan, however, does not require us to actually acquire or hold any investment fund or other assets to fund the Senior Executive Plan. The entire interest of each participant in the Senior Executive Plan is always fully vested and non-forfeitable.

In connection with a participant’s election to defer an Annual Deferral Amount, the participant may also elect to receive a “Scheduled In-Service Withdrawal” equal to the Annual Deferral Amount and the matching contributions, if any, attributable thereto plus earnings, and shall be payable two or more years after the end of the plan year in which the Annual Deferral Amount is actually deferred. As of January 2004, the Senior Executive Plan was amended to allow for deferral of the short-term payout date if the deferral is made within the time period specified therein. Subject to the short-term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Senior Executive Plan prior to the date that such participant either (1) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment.

Potential payments upon termination or change in control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2024 based upon the closing price of a Common Share on the NYSE on December 31, 2024 of $6.69, given the NEOs’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the NEOs would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” in the “2024 Non-Qualified Deferred Compensation” table.

Severance Plan

On October 31, 2016, the Committee approved the Severance Plan. As of December 31, 2024, all of our NEOs were participants in the Severance Plan, except for Mr. Johnson, who is not eligible under the terms of the 2025 CEO Agreement. Other executive officers are eligible to participate in the Severance Plan, subject to designation by the Committee.

Under the Severance Plan, if an eligible NEO’s employment is terminated by Herbalife International of America, Inc. without “Cause” (as defined in the Severance Plan), other than due to death or disability, or if the NEO resigns for “Good Reason” (as defined in the Severance Plan), the NEOs (excluding the CEO) are entitled to a lump sum severance payment equal to 1.0x their annualized base salary. Such lump sum amount as of December 31, 2024 would be equal to $650,000 for Mr. Gratziani, $2,031 for Mr. DeSimone, $600,000 for Mr. Wang and $625,000 for Mr. Lamberti. If the CEO were a participant, such individual would be entitled to a lump sum severance payment equal to 2.0x annualized base salary, reduced to 1.5x after 5 years of participation in the Severance Plan. Mr. Johnson is not a participant in the Severance Plan, pursuant to the CEO Employment Agreement. Additionally, participants are entitled to a pro-rata annual cash bonus for the fiscal year in which the termination occurs, based on the actual performance of Herbalife International of America, Inc. and its Affiliates (as defined in the Severance Plan) over the entire year and the number of days worked by the NEO in that year. Payments under the Severance Plan are

Executive compensation	51

provided by Herbalife International of America, Inc. and are subject to execution of a general release in favor of the Company and additional requirements set forth in the Severance Plan.

Mr. Johnson’s and Mr. DeSimone’s Employment Agreements

See “Employment and severance agreements” above for a description of Mr. Johnson’s and Mr. DeSimone’s employment agreements and related severance arrangements.

Outstanding Equity Awards

Pursuant to each of the NEO’s RSU award agreements granted prior to 2022, the Committee has the discretion to accelerate the vesting of RSUs upon a Change in Control, as defined in the 2014 Plan.

Pursuant to each of the NEO’s RSU award agreements granted in 2023 and 2024, and each of the NEO’s PSU award agreements, as applicable, in the event of their respective involuntary termination of employment within twenty-four months following a Change in Control, as defined in the 2023 Plan, or if the acquiring entity fails to assume or continue the stock-based award: (i) in the case of the RSUs, such unvested RSUs will immediately vest, and (ii) in the case of the PSUs, each will have the right to receive a payment based on performance through a date determined by the Committee prior to the Change in Control, unless such performance cannot be determined, in which case each will have the right to receive a payment equal to the target amount payable.

Definitions

A “Change in Control” for purposes of the summary of the 2023 Plan means the occurrence of any one of the following (i) an acquisition (other than directly from the Company after advance approval by a majority of the directors comprising the Board of Directors as of the effective date of the 2023 Plan, or the incumbent board) of Common Shares or other voting securities of the Company by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person in connection with a transaction described in clause (iii) of this definition, immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Shares or the combined voting power of the Company’s then outstanding voting securities; (ii) members of the incumbent board cease for any reason during any 24-month period to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the incumbent board, such new director shall, for purposes of the 2023 Plan, be considered as a member of the incumbent board; or (iii) the consummation of: (A) a merger, consolidation or reorganization with or into the Company, unless the voting securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company).

For the purposes of the award agreements governing the NEOs’ SARs, RSUs and PSUs, a “Change in Control” has the same meaning as set forth in the paragraph immediately stated above.

For the purposes of the Severance Plan, the following terms have the following definitions:

•  The Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) failure to perform substantially all of his or her duties, (ii) commission of, or indictment for a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of nolo contendere to a misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (iii) engagement in an act of fraud or of willful dishonesty towards the Company or any of its affiliates; (iv) willful misconduct or negligence resulting in a material economic harm to the Company or any of its affiliates; (v) violation of a federal or state securities law or regulation; (vi) dishonesty detrimental to the best interests of the Company or any of its affiliates; (vii) conduct involving any immoral acts which is reasonably likely to impair the reputation of the Company or any of its affiliates; (viii) willful disloyalty to the Company or any of its affiliates; (ix) violation, as determined by the Board based on opinion of its counsel, of any securities or employment laws or regulations; (x) use of a

52	Executive compensation

controlled substance without a prescription or the use of alcohol which impairs his or her ability to carry out his or her duties and responsibilities; or (xi) material violation of the Company’s policies and procedures or any breach of any agreement between the Company and him or her.

• The executive will be deemed to have a “Good Reason” to terminate his employment in the event of (i) a material reduction in the executive’s annual base salary unless such reduction is part of an across-the-board reduction in executive officer base salaries approved by the Company’s Chief Executive Officer; (ii) a material diminution in the executive’s authority, duties and responsibilities from those either previously in effect or, if applicable, as defined in an employment agreement between the executive and the Company (serving in a similar functional role (e.g., financial, legal) following a corporate transaction shall not in and of itself be deemed a material diminution); or (iii) the relocation of the executive’s primary office location of more than 50 miles that places the primary office farther from the executive’s residence than it was before; provided, however, that Good Reason shall not exist unless the executive has given written notice to the Company within ninety (90) days of the initial existence of the Good Reason event or condition(s) giving specific details regarding the event or condition; and unless the Company has had at least thirty (30) days to cure such Good Reason event or condition after the delivery of such written notice and has failed to cure such event or condition within such thirty (30) day cure period.

Executive compensation	53

The table below sets forth the estimated value of the potential payments to each of our NEOs, assuming the executive’s employment had terminated on December 31, 2024 and/or that a change in control of the Company had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

NEO	Termination without cause or with good reason not in connection with a change in control ($)	Termination without cause or with good reason in connection with a change in control ($)	Change in control (without termination)(1) ($)	Death or Disability ($)
Michael O. Johnson
Severance	—	—	—	—
Bonus(3)	2,762,155	2,762,155	—	2,762,155
Equity acceleration(4)	3,315,979	3,315,979	—	—
Life insurance	—	—	—	2,000,000
John DeSimone
Severance(2)	2,031	2,031	—	—
Bonus(3)	—	—	—	—
Equity acceleration(4)	—	502,780	—	—
Life insurance	—	—	—	—
Stephan Gratziani
Severance(2)	650,000	650,000	—	—
Bonus(3)	794,601	794,601	—	794,601
Equity acceleration(4)	—	705,782	—	—
Life insurance	—	—	—	1,300,000
Frank Lamberti
Severance(2)	625,000	625,000	—	—
Bonus(3)	1,000,000	1,000,000	—	1,000,000
Equity acceleration(4)	—	360,451	—	—
Life insurance	—	—	—	1,250,000
Henry Wang
Severance(2)	600,000	600,000	—	—
Bonus(3)	690,539	690,539	—	690,539
Equity acceleration(4)	—	389,331	—	—
Life insurance	—	—	—	1,200,000

(1)   With respect to RSUs held by Messrs. Gratziani, DeSimone, Wang and Lamberti, the reported amounts assume the Committee exercised its discretion to accelerate the awards.

(2)   Based on base salary as of December 31, 2024. Mr. Johnson is not eligible to participate in the Severance Plan pursuant to the CEO Employment Agreement.

(3)   Represents bonus amounts earned in 2024, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table. Per the terms of the Severance Plan, as described in this section, upon a termination of his employment by the Company without Cause (other than due to death or disability) or by him/her for Good Reason each of Messrs. Gratziani, DeSimone, Wang and Lamberti are entitled to a pro rata bonus for the year in which the termination occurs based on the Company’s actual results for the entire year. With respect to death or disability, the reported amount assumes the Committee exercised its discretion under the annual incentive plan to provide for payment of such incentive bonus award amount.

(4)   Amounts with respect to accelerated vesting of stock awards were based on the closing price of a Common Share on the NYSE on December 31, 2024, of $6.69.

As noted above, Alex Amezquita’s employment with the Company terminated on June 14, 2024. In connection with his termination of employment, in exchange for a release of claims, Mr. Amezquita received cash severance payments in the amount of $1,410,364, representing one year of his base salary, pursuant to the Severance Plan, and the value of a prorated portion (reflecting the portion of the vesting period he was employed by the Company) of the RSUs Mr. Amezquita received on December 9, 2022, plus a prorated annual bonus earned for the portion of 2024 he was employed by the Company based upon actual performance for the year. All other unvested equity-based awards held by Mr. Amezquita terminated upon his termination of employment.

54	Executive compensation

Pay ratio disclosure

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer.

For purposes of determining the required ratio, in order to better reflect our employee compensation practices, annual total compensation for our median employee and for our CEO includes the dollar value of non-discriminatory medical, dental and vision benefits, group life insurance and employer contributions for disability insurance coverage and our employee assistance program, which are not required to be reported as compensation for our CEO in the 2024 Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2024 was $38,313.

Michael Johnson, who is the Company’s Chairman and CEO, had an annualized total compensation in 2024 of $13,210,981. As a result, we estimate that Michael Johnson’s 2024 compensation is approximately 345 times that of our median employee.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The reported pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. For these purposes, we identified the median compensated employee using base salary and bonus paid from October 1, 2023 through September 30, 2024, which we annualized for any employee who did not work for the entire year. We identified our employee population as of October 1, 2024 based on our Human Resources records.

Executive compensation	55

Pay v. Performance

As discussed under “Compensation Discussion and Analysis above”, the Committee has implemented an executive compensation program designed to link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operating objectives as well as to align executives’ pay with changes in the value of long-term stakeholder value. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding the compensation of our named executive officers and the Company’s performance.

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:(5)
YEAR(1)	SUMMARY COMPENSATION TABLE TOTAL FOR AGWUNOBI ($)(2)	COMPENSATION ACTUALLY PAID TO AGWUNOBI ($)(3)	SUMMARY COMPENSATION TABLE TOTAL FOR JOHNSON ($)(2)	COMPENSATION ACTUALLY PAID TO JOHNSON ($)(3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NAMED EXECUTIVE OFFICERS ($)(2)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NAMED EXECUTIVE OFFICERS ($)(4)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)	NET INCOME ($, Mil)	OPERATING INCOME(7) ($, Mil)
2024	N/A	N/A	13,207,519	6,835,411	4,144,988	665,508	14.03	114.10	254.3	502.1
2023	N/A	N/A	1,276,565	1,651,460	2,182,473	2,481,687	32.01	89.70	142.2	481.6
2022	8,178,230	(4,173,537)	10,339,018	10,733,195	2,715,872	240,055	31.21	113.44	321.3	610.5
2021	6,996,699	3,673,448	N/A	N/A	2,322,262	1,294,289	85.86	114.26	447.2	794.9
2020	7,235,342	11,642,492	392,317	(1,076,415)	2,580,788	3,628,532	100.8	113.88	372.6	797.9

(1)   The Principal Executive Officer and Named Executive Officer for the applicable years were as follows:

-     2024: Mr. Johnson served as the CEO for the entirety of 2024. John DeSimone served as CFO starting March 17, 2024, and Mr. Amezquita served as the CFO through such date. The Company’s other Named Executive Officers for 2024 were: Stephan Gratziani, Henry Wang and Frank Lamberti.

-     2023: Mr. Johnson served as the CEO for the entirety of 2023. The Company’s other Named Executive Officers for 2023 were: Alexander Amezquita, Henry Wang, Frank Lamberti and Ibelis Montesino.

-     2022: Mr. Johnson served as the CEO starting October 27, 2022, and Dr. John Agwunobi served as the CEO through such date. The Company’s other Named Executive Officers for 2022 were: Alexander Amezquita, Mark Schissel, Henry Wang, Frank Lamberti, John DeSimone and Robert Levy.

-     2021: Dr. John Agwunobi served as the CEO for the entirety of 2021. The Company’s other Named Executive Officers for 2021 were: John DeSimone, Alexander Amezquita, Alan Hoffman, Mark Schissel and David Pezzullo.

-     2020: Dr. John Agwunobi served as the CEO starting March 30, 2020 and Michael O. Johnson served as CEO through such date. The Company’s other Named Executive Officers for 2020 were: John DeSimone, David Pezzullo, Alexander Amezquita, Alan Hoffman and Shin-Shing Bosco Chiu.

(2)   Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Dr. Agwunobi and Mr. Johnson and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s Named Executive Officers for the applicable year other than the principal executive officers for such years.
56	Pay v. Performance

(3)   Amounts reported in this column represent the compensation actually paid to Dr. Agwunobi and Mr. Johnson, based on respective total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

(a)      Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
	Agwunobi	Johnson
	2024	2024
Summary Compensation Table — Total Compensation(a)	N/A	$13,207,519
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(b)	N/A	$8,684,639
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(c)	N/A	$6,175,927
+ Change in Fair Value from Prior Year End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(d)	N/A	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(e)	N/A	$684,651
+ Change in Fair Value from Prior Year End to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(f)	N/A	$(4,548,047)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(g)	N/A	$0
= Compensation Actually Paid	N/A	$6,835,411

(b)     Represents the aggregate grant date fair value of the option awards and stock awards granted to the applicable Named Executive Officer during the indicated fiscal year, computed in accordance with FASB ASC 718.

(c)      Represents the aggregate fair value as of the indicated fiscal year-end of the applicable Named Executive Officer’s outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)     Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the applicable Named Executive Officer as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)      Represents the aggregate fair value at vesting of the option awards and stock awards that were granted to the applicable Named Executive Officer and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f)      Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by the applicable Named Executive Officer that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)     Represents the aggregate fair value as of the last day of the prior fiscal year of the applicable Named Executive Officer’s option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
Pay v. Performance	57

(4)   Amounts reported in this column represent the compensation actually paid to the Company’s Named Executive Officers other than the individuals serving as principal executive officer in the indicated fiscal year, based on the average total compensation for such Named Executive Officers reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:
Other Named Executive Officers Average(a)
2024
Summary Compensation Table — Total Compensation(b)	$4,144,988
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(c)	$2,649,994
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(d)	$1,496,179
+ Change in Fair Value from Prior Year End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(e)	$(959,938)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	$0
+ Change in Fair Value from Prior Year End to the Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	$(761,085)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	$604,642
= Compensation Actually Paid	$665,508

(a)      Please see footnote 1 above for the Named Executive Officers included in the average for each indicated fiscal year.

(b)     Represents the average Total Compensation as reported in the Summary Compensation Table for the reported Named Executive Officers in the indicated fiscal year.

(c)      Represents the average aggregate grant date fair value of the option awards and stock awards granted to the reported Named Executive Officers during the indicated fiscal year, computed in accordance with FASB ASC 718.

(d)     Represents the average aggregate fair value as of the indicated fiscal year-end of the reported Named Executive Officers’ outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(e)      Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held by the reported Named Executive Officers as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(f)      Represents the average aggregate fair value at vesting of the option awards and stock awards that were granted to the reported Named Executive Officers and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)     Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award held by the reported Named Executive Officers that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(h)      Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported Named Executive Officers’ option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(5)   Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)   The TSR Peer Group consists of Conagra Brands, Inc., The Hain Celestial Group, Inc., Nu Skin Enterprises, Inc., Post Holdings, Inc., Tupperware Brands Corporation and USANA Health Sciences, Inc., which is our peer group from our Annual Reports on Form 10-K for fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020. The Company updated its TSR Peer Group to be more representative of its product offerings and business model as disclosed in its Annual Report on Form 10-K for fiscal year ended December 31, 2023, which is effective for 2024 pay decisions. Such peer group consists of BellRing Brands, Inc., Conagra Brands, Inc., Medifast, Inc., Nu Skin Enterprises, Inc., Post Holdings Inc., The Hain Celestial Group, Inc., Tupperware Brands Corporation, and USANA Health Sciences, Inc.

(7)   For 2023, as described in the Compensation Discussion and Analysis, the Committee determined that Operating Income, as used under the Company’s 2023 annual incentive plan, continues to be viewed as a core driver of the Company’s performance and shareholder value creation and, accordingly, the Committee selected it as the Company-Selected Measure. Operating Income is presented as adjusted for bonus purposes, as discussed in the Compensation Discussion and Analysis relating to our annual incentive plan performance.
58	Pay v. Performance

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our share performance and our varying levels of achievement against pre-established performance goals under our annual incentive plan and our PSUs, including our Operating Income performance. As described under “Compensation Discussion and Analysis”, Mr. Johnson’s 2024 compensation is largely in the form of an equity grant in December 2023 with a grant value of $8,000,000, 50% in RSUs and 50% in SARs, and, given the proximity to fiscal year end, retained a similar year-end value. Mr. Johnson received no compensation in 2021, as he was not an employee of the Company or a member of the Board in 2021.

The table below shows the relationship between compensation actually paid to Mr. Johnson and Dr. Agwunobi and the average of the compensation actually paid to our other NEOs and our cumulative total shareholder return over the four fiscal years ending December 31, 2024:

Compensation Actually Paid vs Company TSR
Compensation Actually Paid ($000s)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
$(6,000)
TSR Return on Investment of $100
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
2024
Comp actually paid to Agwunobi
Comp actually paid to Johnson
Ave comp actually paid to other NEO
Company TSR

Pay v. Performance	59

The table below shows the relationship between our cumulative total shareholder return and that of our peer group, in each case over the four fiscal years ending December 31, 2024:

Company TSR vs Peer Group TSR
TSR Return on Investment of $100
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
2024
Company TSR
Peer Group TSR

The table below shows the relationship between compensation actually paid to Dr. Agwunobi and Mr. Johnson and the average of the compensation actually paid to our other NEOs and our Net Income and Operating Income over the four fiscal years ending December 31, 2024:

Compensation Actually Paid vs Net Income and Operating Income
Compensation Actually Paid ($000s)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
$(6,000)
Net Income and Operating Income (in millions)
$900.0
$800.0
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$-
2020
2021
2022
2023
2024
Comp actually paid to Agwunobi
Comp actually paid to Johnson
Ave comp actually paid to other NEO
Net Income
Operating Income

60	Pay v. Performance

The following is a list of financial performance and other measures, which in the Company’s assessment represent the most important financial and other performance measures used by the Company to link compensation actually paid to the Named Executive Officers for 2024, as further described under “Compensation Discussion and Analysis”:

•   Operating Income (used in the Company’s 2024 Annual Incentive Plan)

•   Adjusted EBIT (used in the Company’s 2022-2024 PSU grants)

• Local Currency Net Sales (used in the Company’s 2024 Annual Incentive Plan and 2022-2024 PSU grants)
Pay v. Performance	61

Part 5	Security ownership of certain beneficial owners and management
Beneficial ownership

The following table sets forth the beneficial ownership of Common Shares as of February 25, 2025, the Record Date, except to the extent indicated otherwise in the footnotes, of (1) each director and director nominee, (2) each of the named executive officers, (3) all directors and executive officers as a group and (4) each person or entity known to the Company to beneficially own more than five percent (5%) of outstanding Common Shares. The Common Shares are the Company’s only class of voting securities that are issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to Common Shares. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law. Common Shares subject to stock options, warrants and other equity awards that are exercisable or have vested or will become exercisable or vest within 60 days of February 25, 2025 are considered outstanding and beneficially owned by the person holding the security for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of beneficial owner	Amount and nature of beneficial ownership	Percentage ownership(1)
Directors and Director Nominee
Richard H. Carmona(2)	49,909	*
Lynda Cloud(3)	0	*
Celine Del Genes(2)	33,961	*
Sophie L’Hélias(2)	43,746	*
Alan W. LeFevre(4)	69,117	*
Michael Levitt(2)	15,657	*
Rodica Macadrai(2)	33,705	*
Juan Miguel Mendoza(2)	127,500	*
Perkins Miller(5)	11,870	*
Don Mulligan(2)	95,246	*
Maria Otero(2)	58,193	*
Named executive officers
Michael O. Johnson(6)	705,784	*
Stephan Gratziani(7)	35,445	*
John DeSimone	225,555	*
Frank Lamberti(8)	146,463	*
Henry Wang	105,826	*
Alexander Amezquita	—	*
All directors and executive officers as a group (17 persons)(9)	1,757,977	1.73%
Greater than 5% beneficial owners
BlackRock, Inc.(10)	7,401,578	7.3%
Long Focus Capital Management, LLC(11)	5,051,000	4.98%
Renaissance Technologies LLC(12)	7,088,868	7.0%
The Baupost Group, L.L.C.(13)	8,609,420	8.50%
The Vanguard Group(14)	10,261,079	10.13%
62	Security ownership of certain beneficial owners and management

*       Less than 1% security ownership by certain beneficial owners and management.

(1)    Applicable percentage is based upon 101,341,321 Common Shares issued and outstanding as of February 25, 2025.

(2)    Includes 15,657 RSUs with restrictions that may lapse and be paid in Common Shares within 60 days of February 25, 2025.

(3)    Ms. Cloud is a new director nominee.

(4)    Includes 18,266 RSUs with restrictions that may lapse and be paid in Common Shares within 60 days of February 25, 2025.

(5)    Includes 11,870 RSUs with restrictions that may lapse and be paid in Common Shares within 60 days of February 25, 2025.

(6)    Includes 491,400 SARs equivalent to 13,040 Common Shares which have vested or will be exercisable within 60 days of February 25, 2025.

(7)    Includes 55,282 SARs equivalent to 1,467 Common Shares which have vested or will be exercisable within 60 days of February 25, 2025.

(8)    Includes 21,086 vested but deferred RSUs that are convertible to Common Shares.

(9)    Includes 546,682 SARs equivalent to 14,507 Common Shares which have vested or will be exercisable within 60 days of February 25, 2025, 155,392 RSUs with restrictions that may lapse and be paid in Common Shares within 60 days of February 25, 2025, and 21,086 vested but deferred RSUs that are convertible to Common Shares.

(10)  The information regarding the beneficial ownership of BlackRock, Inc. is based on the Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 13, 2024. According to this Schedule 13G/A, BlackRock, Inc. has (i) sole power to vote 7,263,612 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 7,401,578 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(11)   The information regarding the beneficial ownership of Long Focus Capital Management, LLC. Is based on the Schedule 13G/A filed jointly with the SEC by Long Focus Capital Management LLC., Long Focus Capital Master, Ltd., Condagua, LLC, John Helmers, and Glenn Helmers on January 29, 2025. According to this Schedule 13G/A, Long Focus Capital Management, LLC and John Helmers have (i) sole power to vote 0 Common Shares, (ii) shared power to vote 5,051,000 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 5,051,000 Common Shares. Long Focus Capital Master, Ltd. has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 3,644,074 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 3,644,074 Common Shares. Condagua, LLC. and Glenn Helmers have (i) sole power to vote 0 Common Shares, (ii) shared power to vote 1,406,926 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 1,406,926 Common Shares. The principal business office of the reporting persons is 207 Calle Del Parque A&M Tower, 8th Floor San Juan, PR 00912.

(12)  The information regarding the beneficial ownership of Renaissance Technologies LLC is based on the Schedule 13G/A filed jointly with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on December 31, 2024. According to this Schedule 13G/A, the reporting persons each have (i) sole power to vote 7,088,868 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 7,088,868 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for the reporting persons is 800 Third Avenue, New York, New York 10022.

(13)  The information regarding the beneficial ownership of The Baupost Group, L.L.C. is based on the Schedule 13G/A filed jointly with the SEC by The Baupost Group, L.L.C., Baupost Group GP, L.L.C., and Seth A. Klarman on December 31, 2024. According to this Schedule 13G/A, the reporting persons each have (i) sole power to vote 0 Common Shares, (ii) shared power to vote 8,609,420 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 8,609,420 Common Shares. The principal business office of the reporting persons is 10 St. James Avenue, Suite 1700 Boston, Massachusetts 02116.

(14)  The information regarding the beneficial ownership of The Vanguard Group — 23-1945930, or the Vanguard Group, is based on the Schedule 13G/A filed with the SEC by the Vanguard Group on February 13, 2024. According to this Schedule 13G/A, the Vanguard Group has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 151,533 Common Shares, (iii) sole power to dispose of 10,009,470 Common Shares, and (iv) shared power to dispose of 251,609 Common Shares. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

Security ownership of certain beneficial owners and management	63

Part 6	Certain relationships and related transactions

Pursuant to the Audit Committee charter, the Audit Committee is responsible for establishing and periodically reviewing policies and procedures for the review and approval of related party transactions (as defined in the SEC rules), and reviewing, approving and overseeing such related party transactions. The Company has a written Related Party Transaction Policy, which requires Audit Committee approval or ratification of transactions between the Company and any director, executive officer or holder of more than 5% of our voting securities and their affiliates (each, a related party) involving or expected to involve an amount of at least $120,000 in any fiscal year in which the related party has a material direct or indirect interest. Transactions, along with all relevant facts and circumstances, are to be submitted to the Audit Committee for consideration. In between regularly scheduled meetings, the chair of the Audit Committee, after consulting with the Company’s General Counsel, may approve or not approve the transaction (provided the chair has no interest in such transaction), after which, if approved, such transaction would be submitted to the Audit Committee at its next regularly scheduled meeting for ratification. The Related Party Transaction Policy also outlines certain transactions that are deemed to be pre-approved by the Audit Committee.

Ms. Macadrai’s, Mr. Mendoza’s and Mr. Mendoza’s family’s earnings as distributors of Herbalife products, and Mr. Gratziani’s earnings in consideration for suspending his distributorship operations, as summarized under the subsection “Other transactions,” fall within the category of transactions that are deemed to be pre-approved pursuant to the Related Party Transaction Policy.

Ongoing related party transactions

Indemnification of directors and officers

The Company is a Cayman Islands exempted company incorporated with limited liability. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Articles provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his or her obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company or (c) any claims or rights of action to recover any gain, personal profit or other advantage to which the director or officer is not legally entitled.

The Company has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under the Articles. These indemnity agreements generally provide that the Company will indemnify the parties thereto to the fullest extent permitted by law.

In addition to the indemnification provisions set forth above, the Company maintains insurance policies covering our directors and officers with respect to certain liabilities, including those arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

64	Certain relationships and related transactions

Other transactions

The 2024 earnings of Ms. Macadrai and Mr. Mendoza under the Company’s Marketing Plan resulting from their respective activities as Herbalife Members are discussed in the 2024 Director Compensation table. Additionally, the sister and brother-in-law of Mr. Mendoza, a director, earned approximately $1,682,585 in compensation in 2024 under Herbalife’s Marketing Plan resulting from their activities as Herbalife Members.

Mr. Gratziani, who is an NEO, was paid approximately $1,000,000 in 2024, in consideration for suspending his distributorship operations. Additional information regarding the terms of this arrangement was disclosed in the Director Compensation table included in the Proxy Statement for the 2024 Annual General Meeting of Shareholders.

Certain relationships and related transactions	65

Part 7	Additional information
“Householding” of proxy materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for certain proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your Common Shares are held in a brokerage account or the Company if you hold Common Shares directly. You can notify the Company by sending a written request to our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015, by email to corpsec@herbalife.com, or by calling (866) 866-4744. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Shareholder nominations

Your attention is drawn to Articles 77 to 80 of the Articles in relation to the requirements applicable to any shareholder who wishes to nominate a person for election as a director.

For such nomination to be properly brought before an annual general meeting by a shareholder, a shareholder notice addressed to the Corporate Secretary must have been delivered to or mailed and received at the registered office of the Company or such other address as the Corporate Secretary may designate not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the date of such meeting.

The notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if appointed, and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the register of members, (ii) the class and number of Common Shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a shareholder shall be eligible for election as a director of the Company unless nominated in accordance with these procedures. Nominations not meeting these requirements will be disregarded.

66	Additional information

In addition to satisfying the advanced notice requirements in the Articles, a shareholder who intends to solicit proxies in support of nominees submitted under these provisions of the Articles must provide proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act to our Corporate Secretary at the address noted above no later than the close of business on February 22, 2026.

Shareholder proposals for the 2026 annual general meeting

Pursuant to the Articles, for a shareholder to bring a matter before the 2026 annual general meeting, the business must be legally proper and written notice of the shareholder proposal must have been filed with the Corporate Secretary of the Company not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the meeting. For notice to be proper, it must set forth: (i) the name and address of the shareholder who intends to make the proposal as it appears in the Company’s records, (ii) the class and number of Common Shares of the Company that are owned by the shareholder submitting the proposal and (iii) a clear and concise statement of the proposal and the shareholder’s reasons for supporting it. If the Chair of the meeting determines that any such proposed business has not been properly brought before the meeting, he shall declare such business out of order, and such business shall not be conducted at the meeting.

Shareholders interested in submitting a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2026 annual general meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, notice of shareholder proposals must be received by the Company’s Corporate Secretary no later than November 13, 2025. Proposals should be sent to our Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015. Proposals not meeting the applicable requirements will be disregarded.

Codes of conduct and principles of corporate governance

Our Board of Directors has adopted a Code of Conduct applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Principles of Corporate Governance, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Conduct and Principles of Corporate Governance are available on our website at https://ir.herbalife.com/
corporate-governance, or in print to any shareholder who

requests it, as set forth under the subsection “Annual report, financial and additional information.”

Any amendment or waiver of a provision of the Company’s Code of Conduct requiring disclosure under applicable rules with respect to any of the Company’s executive officers or directors will be posted on the Company’s website within four business days of such amendment or waiver at www.herbalife.com.

Annual report, financial and additional information

The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 was filed with the SEC on February 19, 2025. A copy of the Company’s Annual Report on Form 10-K will be furnished to each shareholder of record on the Record Date who requests such materials as set forth below.

The Company’s filings with the SEC are all accessible on the Company’s website at https://ir.herbalife.com/financial-information/sec-filings. The Company will furnish without charge a copy of its SEC filings to any person requesting in writing and stating that he or she is a beneficial owner of Common Shares. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, and the other documents referenced herein as available to shareholders upon request, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations
Herbalife Ltd.
c/o Herbalife International of America, Inc.
800 W. Olympic Blvd.
Suite 406
Los Angeles, California 90015

Additional information	67

Other matters

The management of the Company knows of no other business to be presented at the Meeting. If, however, other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

HENRY C. WANG

Chief Legal Officer and Corporate Secretary

Dated: March 11, 2025

68	Additional information

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: For AgainstAbstain 01 - Michael O. Johnson 02 - Richard H. Carmona 03 - Lynda Cloud 04 - Celine Del Genes 05 - Sophie L’Hélias 06 - Michael Levitt 07 - Rodica Macadrai 08 - Juan Miguel Mendoza 09 - Perkins Miller 10 - Don Mulligan 11 - Maria Otero 2. Approve, on an advisory basis, the compensation of the Company’s named executive officers; and For AgainstAbstain 3. Ratify, on an advisory basis, the appointment of the Company’s independent registered public accounting firm for fiscal year 2025. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The material is available at: www.envisionreports.com/HLF IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Herbalife Ltd. Notice of 2025 Annual General Meeting of Shareholders Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders — April 23, 2025 Michael O. Johnson and Henry Wang, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Herbalife Ltd. to be held on April 23, 2025 at 8:30 a.m., Pacific Daylight Time, at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote a vote FOR all nominees and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)

Your vote matters – here’s how to vote You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on April 22, 2025. Online Go to www.envisionreports.com/HLF or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HLF Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2025 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Michael O. Johnson 04 - Celine Del Genes 07 - Rodica Macadrai 10 - Don Mulligan 02 - Richard H. Carmona 05 - Sophie L’Hélias 08 - Juan Miguel Mendoza 11 - Maria Otero 03 - Lynda Cloud 06 - Michael Levitt 09 - Perkins Miller For Against Abstain 2. Approve, on an advisory basis, the compensation of the Company’s named executive officers; and 3. Ratify, on an advisory basis, the appointment of the Company’s independent registered public accounting firm for fiscal year 2025 B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 0445IB

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders. The material is available at: www.envisionreports.com/HLF Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HLF IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Herbalife Ltd. Notice of 2025 Annual General Meeting of Shareholders Proxy Solicited by Board of Directors for Annual General Meeting of Shareholders — April 23, 2025 Michael O. Johnson and Henry Wang, or each of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Herbalife Ltd. to be held on April 23, 2025 at 8:30 a.m., Pacific Daylight Time, at 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote a vote FOR all nominees and FOR Proposals 2, and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.